UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TRECORA RESOURCES

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

April 10, 2019

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2019 annual meeting of stockholders on May 15, 2019, at 10:00 a.m., Central Time. The meeting will be held at NOAH’S Event Venue, 16555 Creekbend Drive, Sugar Land, Texas 77478. If you plan to attend the meeting, please RSVP to 281-980-5522.

Matters to be acted upon at the meeting are described in the attached Notice of 2019 Annual Meeting of Stockholders and proxy statement. We have also included a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, for your review.

Your vote on the business to be considered at the meeting is important regardless of the number of shares you own. Whether or not you plan to attend, please vote your proxy promptly in accordance with the instructions on the enclosed proxy card. If you do attend the meeting, you may withdraw your proxy should you wish to vote in person.

Your Board and management have been active stewards of your investment in Trecora.  The Board regularly takes steps to refresh and strengthen its composition to ensure it has the right mix of experience and capabilities to focus on value creation for Trecora’s stockholders. Since the 2018 annual meeting of stockholders, we have added three new directors to the Board.

We appreciate your participation in the 2019 annual meeting of stockholders and look forward to continuing the Board’s focus on delivering long-term stockholder value.

Sincerely,
Karen A. Twitchell
Chair of the Board of Directors

TRECORA RESOURCES
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:		10:00 a.m. Central Time, May 15, 2019

Place:		NOAH’S Event Venue 16555 Creekbend Drive Sugar Land, Texas 77478

Items of Business:	(1)
Election of seven directors, each to serve until the 2020 annual meeting of stockholders or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal;

	(2)	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2019 fiscal year;
	(3)	Approval, by non-binding advisory vote, of the compensation of our named executive officers; and
	(4)	To transact any other business that may properly come before the Annual Meeting (as defined below) and postponement or adjournment of the Annual Meeting.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the 2019 annual meeting of stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:
The close of business on March 28, 2019 has been fixed as the record date for determining those Trecora Resources stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record as of the close of business on that date will receive this notice of, and be eligible to vote at, the Annual Meeting any adjournment or postponement of the Annual Meeting.

Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

Meeting Admission:
You are entitled to attend the Annual Meeting only if you were a Trecora Resources stockholder of record as of the close of business on March 28, 2019 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2019, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Webcast:		https://ir.trecora.com

We plan to mail this Notice of 2019 Annual Meeting of Stockholders, our proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018, on or about April 10, 2019.

Christopher A. Groves
Corporate Secretary
TABLE OF CONTENTS
GENERAL EXPLANATION OF MATERIALS INCLUDED1
COST OF PROXY SOLICITATION1
SPECIFIC ITEMS OF BUSINESS1
QUESTIONS AND REQUESTS FOR ADDITIONAL INFORMATION2
REQUEST FOR MULTIPLE COPIES OF PROXY MATERIALS2
REQUEST FOR SINGLE COPY OF PROXY MATERIALS2
VOTING3
VOTING SECURITIES, RECORD DATE3
STOCKHOLDER OF RECORD3
BENEFICIAL OWNER3
VOTING IN PERSON AT THE ANNUAL MEETING3
VOTING BY SUBMITTING A PROXY OR VOTING INSTRUCTIONS4
PROXIES AND VOTING INSTRUCTIONS ARE REVOCABLE4
VOTING ELECTRONICALLY4
VOTING PROCEDURES4
VOTE REQUIRED TO APPROVE EACH PROPOSAL4
HOW SHARES WILL BE VOTED BY PROXY OR VOTING INSTRUCTIONS5
BROKER NON-VOTES5
ADDITIONAL PROPOSALS PRESENTED AT MEETING5
QUORUM REQUIREMENT6
STOCKHOLDER PROPOSALS6
CORPORATE GOVERNANCE6
DIRECTORS AND EXECUTIVE OFFICERS7
BOARD LEADERSHIP STRUCTURE13
VOTING FOR DIRECTORS UNDER BYLAWS13
BOARD INDEPENDENCE14
MEETINGS OF THE BOARD AND ITS COMMITTEES14
BOARD STRUCTURE AND COMMITTEE COMPOSITION14
AUDIT COMMITTEE15
COMPENSATION COMMITTEE16
NOMINATING AND GOVERNANCE COMMITTEE17
STOCKHOLDER RECOMMENDATIONS18
DIRECTOR QUALIFICATIONS18
IDENTIFYING AND EVALUATING CANDIDATES FOR DIRECTORS18
BOARD OVERSIGHT OF RISK MANAGEMENT19
EXECUTIVE SESSIONS19
COMMUNICATIONS WITH THE BOARD19
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT20
BENEFICIAL OWNERSHIP TABLE21
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS22
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH MANAGEMENT AND OTHERS22
PROPOSAL NO. 124
VOTE REQUIRED24
NON-EMPLOYEE DIRECTOR COMPENSATION25
GENERAL26
BOARD COMPENSATION26
COMMITTEE COMPENSATION26
EQUITY COMPENSATION27
PER DIEM COMPENSATION27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION27
PROPOSAL NO. 228
VOTE REQUIRED28
AUDIT COMMITTEE REPORT29
PRINCIPAL ACCOUNTING FEES AND SERVICES31
AUDIT FEES31
TAX FEES31
ALL OTHER FEES31
PROPOSAL NO. 332
VOTE REQUIRED32
EXECUTIVE COMPENSATION33
COMPENSATION DISCUSSION AND ANALYSIS33
EXECUTIVE COMPENSATION PROGRAM DESIGN34
GOVERNANCE OF PAY SETTING PROCESS39
ROLE OF THE COMPENSATION COMMITTEE IN ESTABLISHING PAY LEVELS40
ROLE OF MANAGEMENT IN ESTABLISHING PAY LEVELS40
ROLE OF THE COMPENSATION CONSULTANT IN ESTABLISHING PAY LEVELS40
REGULATORY CONSIDERATIONS41
EMPLOYMENT ARRANGEMENTS41
PEER GROUP COMPARISONS42
2018 TARGET COMPENSATION43
COMPENSATION AND RISK44
OTHER COMPENSATION POLICIES45
REPORT OF THE COMPENSATION COMMITTEE46
EXECUTIVE COMPENSATION TABLES46
2018 SUMMARY COMPENSATION TABLE46
2018 ALL OTHER COMPENSATION TABLE48
GRANTS OF PLAN-BASED AWARD48
2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END50
2018 OPTION EXERCISES AND STOCK VESTED52
NO PENSION BENEFITS FOR 201853
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL53
EQUITY COMPENSATION PLAN INFORMATION56
PAY RATIO DISCLOSURE56
OTHER BUSINESS58

PROXY STATEMENT
GENERAL EXPLANATION OF MATERIALS INCLUDED

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trecora Resources, a Delaware corporation (the “Company”), for the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”), which is scheduled to take place on May 15, 2019, at 10:00 a.m., Central Time. This proxy statement provides a description of the business matters to be covered at the Annual Meeting. As a stockholder, you are entitled and encouraged to attend the Annual Meeting and to vote on the matters described in this proxy statement. Detailed information on voting is provided below.

On or about April 10, 2019, we plan to mail a Notice of 2019 Annual Meeting of Stockholders, this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018, to our stockholders of record at the close of business on March 28, 2019 (the “record date”). In addition to notifying you of the upcoming Annual Meeting, we request your vote on the matters to be covered at the Annual Meeting.

This proxy statement includes the following abbreviations:

(1)	TREC – Trecora Resources

(2)	TOCCO – Texas Oil & Chemical Co. II, Inc. – wholly owned subsidiary and parent of SHR and TC

(3)	SHR – South Hampton Resources, Inc. – Specialty petrochemical segment

(4)	TC – Trecora Chemical – Specialty wax segment

(5)	AMAK – Al Masane Al Kobra Mining Company – Mining investment – 33.4% ownership

(6)	PEVM – Pioche Ely Valley Mines, Inc. – Inactive mines – 55% ownership
Cost of Proxy Solicitation

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation therefore.  In addition, we have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $7,500 plus customary expenses.
Specific Items of Business

The following three proposals will be presented at the Annual Meeting for your vote. Space is provided in the accompanying proxy card to vote for, against or abstain from voting on each of the proposals. If you vote using the telephone or Internet, you will be instructed how to vote on these issues when you call or access the relevant website.

(1)
Election of seven directors, each to serve until the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal;

(2)	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2019 fiscal year; and

(3)	Approval, by non-binding advisory vote, of the compensation of our Named Executive Officers (as defined herein).

Stockholders will also be asked to consider such other business that may properly come before the Annual Meeting and postponement or adjournment of the Annual Meeting. At this time, the Board is not aware of any other business to be acted upon at the Annual Meeting.
QUESTIONS AND REQUESTS FOR ADDITIONAL INFORMATION

Questions regarding the Annual Meeting, this proxy statement, voting or otherwise should be directed to the individual listed below at the provided contact information. The following proxy materials should be included with this mailing: (1) Notice of 2019 Annual Meeting of Stockholders; (2) proxy statement; (3) form of proxy card (or voting instruction card for beneficial owners) with pre-addressed envelope; and (4) the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. If any portion of the proxy materials appears to be missing, or if you would like an additional copy of the proxy materials, please contact the individual below at the listed contact information for a free copy.

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Toll-Free: 800-662-5200

Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2018, may also be accessed on our website at https://ir.trecora.com.
Request for Multiple Copies of Proxy Materials

Please note that if multiple stockholders of record reside at the same address, only one set of proxy materials has been provided, unless the Company received contrary instructions from one or more of the stockholders. To request a separate copy of the proxy materials, or to request to receive separate copies of the proxy materials in the future, contact Morrow Sodali LLC at the above address, and a free copy will be promptly delivered to you.
Request for Single Copy of Proxy Materials

If you share an address with one or more stockholders and are currently receiving multiple sets of proxy materials, you may request delivery of a single set of proxy materials by contacting Morrow Sodali LLC at the above address.

VOTING

Company stockholders of record and beneficial owners are entitled to vote on the items of business described in this proxy statement. Stockholders of record may (1) attend the Annual Meeting and vote their shares in person, (2) vote by submitting a proxy or (3) vote electronically via the Internet or by telephone. Beneficial owners may (1) attend the Annual Meeting and vote their share in person only if they obtain a legal proxy from their broker, trustee or nominee, (2) vote by submitting voting instructions or (3) vote electronically via the Internet or by telephone.
Voting Securities, Record Date

Stockholders of record at the close of business on March 28, 2019 are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting. On the record date, there were 24,686,830 shares of common stock of the Company, par value $0.10 (the “Common Stock”), issued and outstanding.
Stockholder of Record

If your shares are registered directly in your name, you are the stockholder of record of those shares, and these proxy materials are being sent directly to you by the Company. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party or vote in person at the meeting. The Company has enclosed a proxy card for you to use.
Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. Your broker is not permitted to vote on your behalf on the election of directors and the other matters at the stockholder meeting (except for the ratification of the selection of BKM Sowan Horan, LLP as our independent registered public accounting firm for 2019), unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Voting in Person at the Annual Meeting

Stockholders of record are invited to attend the annual meeting of stockholders on May 15, 2019 at NOAH’S Event Venue in Sugar Land, Texas and vote their shares in person. Beneficial owners may vote in person at the Annual Meeting only if they obtain a legal proxy from their broker, trustee or nominee that holds their shares giving them the right to vote the shares.

Voting by Submitting a Proxy or Voting Instructions

Regardless of whether you plan to attend the Annual Meeting, stockholders of record and beneficial owners have the option of voting their shares by submitting a proxy or voting instructions, as applicable.

Stockholders of record may vote by proxy. To vote by proxy, stockholders of record must complete, sign and date their proxy cards and mail them in the accompanying pre-addressed envelopes. Your proxy card and pre-addressed envelope is included with this proxy statement.
Beneficial owners may vote by submitting voting instructions to their broker, trustee or nominee. Your voting instruction card should be provided by your broker, trustee or nominee. Please refer to your voting instruction card for voting procedures and additional information.
Proxies and Voting Instructions Are Revocable

A stockholder of record may change his or her vote by: (1) submitting a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card to be received no later than May 14, 2019 (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone or by mail, will count as your vote); (2) providing written notice of revocation to the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 to be received no later than May 14, 2019, or (3) attending the Annual Meeting and voting in person. Please note that your attendance at the Annual Meeting will not revoke a previously submitted proxy unless you specifically make such a request. A beneficial owner may change his or her vote by either: (1) submitting new voting instructions to the appropriate broker, trustee or nominee; or (2) if they have obtained a legal proxy from their broker, trustee or nominee giving them the legal right to vote their shares, by attending the Annual Meeting and voting in person.
Voting Electronically

Stockholders of record and beneficial owners may vote electronically by following the instructions provided on their proxy cards prior to 1:00 a.m., Eastern Time, on May 15, 2019.
Voting Procedures

The Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that each stockholder shall have one vote for each share of stock having voting power that is registered in his or her name on the books of the Company.
Vote Required to Approve Each Proposal

Proposal 1. Each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. Since all of the director nominees are incumbent directors, if any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC. In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” that director’s election and will have no effect on the election of directors.

Proposal 2 and 3. In order for each of Proposals 2 and 3 to be approved, the number of votes cast “FOR” each proposal must exceed the number of votes cast “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each these proposals. “ABSTAIN” votes will have no effect on the voting for Proposals 2 and 3. Broker non-votes will have no effect on Proposal 3 and we don’t expect any broker non-votes with respect to Proposal 2, as discussed below under “Broker Non-Votes.”
How Shares will be Voted by Proxy or Voting Instructions

If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Company’s nominees to the Board, “FOR” the ratification of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2019, and “FOR” the approval, by non-binding advisory vote, of the compensation for the Company’s Named Executive Officers.)
Broker Non-Votes

If you hold shares beneficially in “street name” and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, brokers only have discretion to vote your shares with respect to “routine” proposals. The “routine” proposal in this proxy statement is Proposal 2. All other proposals (i.e., Proposals 1 and 3) are “non-routine” and your broker may not vote your shares. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. As a result, broker non-votes will not affect the outcome of either Proposal 1 or 3, assuming that a quorum is obtained. We don’t expect broker non-votes with respect to Proposal 2.
Additional Proposals Presented at Meeting

Other than the proposals listed in the Notice of 2019 Annual Meeting of Stockholders attached hereto, the Board is not aware of any other business to be acted upon at the Annual Meeting. However, if you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Quorum Requirement

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of all of the shares of stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
STOCKHOLDER PROPOSALS

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2020 Annual Meeting, the Corporate Secretary must receive the written proposal at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 no later than the close of business on December 12, 2019. Such proposals also must comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you desire to bring a matter before the 2020 Annual Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our amended and restated bylaws (the “Bylaws”) described below.

Our Bylaws provide that any stockholder of record who wishes to nominate persons for election to the Board or propose business at the 2020 Annual Meeting (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 described above) must deliver a notice of the matter under Section 1 of Article I of our Bylaws, and the notice must be received by our Corporate Secretary not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, any notice intended to be given by a stockholder under the advance notice provisions with respect to the 2020 Annual Meeting pursuant to our Bylaws must be received by our Corporate Secretary at the address listed above not later than the close of business on February 15, 2020, and not earlier than the close of business on January 16, 2020. Limited exceptions apply if the date of the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting. The notice must comply with the applicable requirements of the Bylaws.
CORPORATE GOVERNANCE

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted Corporate Governance Guidelines and Standards of Business Conduct that apply to all of the Company’s directors, officers and all other employees. The Company’s Corporate Governance Guidelines and Standards of Business Conduct, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of the Company.

The Company’s Corporate Governance Guidelines, Standards of Business Conduct, Certificate of Incorporation, Bylaws and Board committee charters are available on the Company’s website at https://ir.trecora.com. Stockholders may also request free printed copies of these from the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478.

Directors and Executive Officers

The following sets forth the name and age of each current director of the Company that will be standing for re-election at the Annual Meeting, the date from which each director has served on our Board, all other positions and offices with the Company held by him or her, and each director’s participation on other public company boards. Joseph P. Palm will not stand for re-election at the Annual Meeting in accordance with the Company’s governance requirements regarding the maximum age of directors. Mr. Palm will continue to serve as the Chair of the Nominating and Governance Committee and a member of the Compensation Committee until the Annual Meeting.

Name; Current Positions Held & Other Public Company Boards	Age	Director since

Gary K. Adams. Director, Chair of Compensation Committee and Member of Nominating and Governance Committee Boards: Phillips 66	68	2012
Pamela R. Butcher. Director, Member of Audit, Compensation and Nominating and Governance Committees	61	2016
Nicholas N. Carter …………………………………. Director, Member of AMAK Board	72	2004
Adam C. Peakes Director, Member of Audit and Compensation Committees	46	2019
Patrick D. Quarles …………………………………. President, Chief Executive Officer, Director and Member of AMAK Board	52	2018
Janet S. Roemer ……………………………………. Director, Member of Audit and Nominating and Governance Committees	63	2019
Karen A. Twitchell. Chair of the Board, Chair of Audit Committee and Member of Compensation Committee Boards: Kraton Corporation	63	2015
Mr. Gary K. Adams holds a Bachelor of Science in Industrial Management from the University of Arkansas and has over 40 years of experience in the energy, chemical and plastics industries. He started his chemical industry career in 1975 with Union Carbide Corporation and served in a number of positions of increasing responsibility at both manufacturing sites and their corporate headquarters. Mr. Adams joined Chemical Market Associates Inc. (“CMAI”) in 1990 as the director of the Monomers Market Advisory Services and progressed to President, CEO and Chairman of the Board of Directors from 1997 until its acquisition by IHS Markit in 2011. During his years as CMAI’s chief executive, Mr. Adams leadership resulted in growth of the firm to a prominent, global position with international operations in all key petrochemical centers. Following the sale, Mr. Adams served as the Chief Advisor – Chemicals for IHS Markit until April 1, 2017. In 2018, Mr. Adams was jointly named the Twenty-Second “Annual Petrochemical Heritage Award” winner by a number of this industry’s associations. This prestigious award was in recognition of Mr. Adams unique and thought-provoking analysis of global chemical and plastics markets as well as his respected wisdom and trusted leadership in the petrochemical industry. Mr. Adams is a director of Phillips 66 and previously served on the boards of Westlake Chemical Partners LP and Phillips 66 Partners LP from 2013 to 2016, focusing on midstream, downstream and chemical sector governance. We believe that his global understanding of key drivers of integrated profitability in global energy and chemical markets and his history of results-oriented success provides a critical resource to our Board.

Ms. Pamela R. Butcher is the CEO of Pilot Chemical Corp., a global specialty chemical company. Previously, she worked 29 years for The Dow Chemical Company where she held a variety of executive leadership positions including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing & Sales and Vice President and General Manager of Adhesives and Sealants. She was a distinguished recipient of Dow’s Genesis Award for people excellence, which is Dow’s highest recognition for people leadership. Ms. Butcher holds a Bachelor’s Degree in Agronomy and a Master of Science Degree from Purdue University. In addition, she is a graduate of the Northwestern University Marketing Executive Program and has participated in the Prince of Wales Sustainability Conference and the Asian Master Class on Asian Business. She currently serves as a director on the boards of Pilot Chemical Corp. and Gruden Topco Holdings and is a member on the US Bank Regional Advisory Board. Previously, she served on the board of trustees for the Chemical Educational Foundation, on the Board of the American Cleaning Institute and on the board of the Ohio Manufacturers’ Association. Ms. Butcher brings to the Board 39 years of executive leadership and senior management experience in both large publicly traded and mid-size privately held companies. Her broad knowledge of the global chemical industry, along with her continuum of success at business growth, profit generation, acquisitions and divestitures, motivational leadership and team building, and developing a wide range of multi-industry global relationships, are a valuable resource to our Board.

Mr. Nicholas N. Carter was previously the Chairman of the Board from January 2019 until February 2019, Executive Chairman of the Board from March 2018 until December 2018, non-executive Chairman of the Board from July 2015 until March 2018 and President and Chief Executive Officer of the Company from July 2009 until his retirement in July 2015. He is a 1975 graduate of Lamar University with a Bachelor of Business Administration in Accounting. He worked at the Sabine River Authority of Texas as a Project Accountant from 1973 to 1975. From 1975 to 1977 he was a Staff Accountant with Wathen, DeShong and Company, CPA’s. From 1977 until 2015 Mr. Carter had been employed by the Company in a succession of positions with increasing and broader operating responsibilities, as follows; 1977 to 1979, Controller of SHR; 1979 to 1982, Facility Manager at a ship dock and terminal facility owned by TOCCO; 1982 to 1987, Treasurer of TOCCO; 1987 to 2013, President of SHR; and 2007 to 2009, Executive Vice President of the Company. This succession of positions with the Company gave Mr. Carter broad experience and knowledge in operations, finances and strategy of the Company. Mr. Carter serves as a Director and President of PEVM of which the Company owns 55% of the outstanding stock. Mr. Carter was appointed to the Board of AMAK in February 2009. We believe that his experience with the Company provides a wealth of knowledge to our Board.

Mr. Adam C. Peakes holds a Bachelor of Arts in Managerial Studies and Political Science from Rice University and a Master of Business Administration from Harvard Business School. He has over 20 years of financial experience as an investment banker and a chief financial officer, primarily in the energy and natural resources sectors. Mr. Peakes is currently Senior Vice President and Chief Financial Officer of Noble Corporation, one of the largest publicly-traded offshore drilling contractors in the oil and gas industry, which he joined in 2017. From 2011 to 2016 he was Managing Director at Tudor Pickering Holt & Co., LLC, heading up the team that focused on the global oilfield service, equipment and drilling sector. During his tenure he executed public and private mergers and acquisitions, raised debt and equity capital and provided advisory services for clients in the U.S. and around the world. Before that, Mr. Peakes was a Managing Director in the Global Natural Resources Group at Goldman Sachs & Co. where he worked from 1999 to 2011. He was the primary client officer performing corporate advisory services to a broad range of companies primarily in the energy, power and industrial sectors. Mr. Peakes advised and executed a wide variety of strategic transactions including valuations, mergers and acquisition, and the full range of financings. Mr. Peakes brings strategic leadership and expertise in capital markets, valuations, investor relations, mergers and acquisitions, global management and risk management to the board.

Mr. Patrick D. Quarles served as Executive Vice President and President, Acetyl Chain and Integrated Supply Chain at Celanese Corporation from 2015 to 2017. While serving in this capacity, Mr. Quarles re-organized the commercial organization into an integrated, global business function optimizing profitability between regions and vertically in the acetyl value chain, while driving over $100 million of productivity across the manufacturing and supply chain organizations. Prior to joining Celanese Corporation, Mr. Quarles held a variety of leadership positions at LyondellBasell Industries N.V., before serving as Senior Vice President of the Intermediates and Derivatives (“I&D”) segment and the supply chain and procurement functions from January 2015 to June 2015. Mr. Quarles led the formation and reorganization of the $9.5 billion I&D segment during the company’s restructuring. This time included serving as a member of LyondellBasell’s Management Board from 2014 to 2015, Senior Vice President - I&D from 2009 to 2014, Senior Vice President Propylene Oxide and Derivatives from 2008 to 2009 and Vice President of Performance Chemicals from 2004 to 2008. Mr. Quarles began his career in 1990 at ARCO Chemical/Union Carbide, where he held various positions in sales, marketing and business management. Mr. Quarles was appointed President and Chief Executive Officer of the Company in December 2018, as well as serving as a director. Mr. Quarles earned a Bachelor of Science in Mechanical Engineering from Clemson University and a Master of Business Administration from the Kellogg School of Management at Northwestern University. Mr. Quarles’ knowledge and experience in forming and leading lean teams focused on stockholder value across manufacturing, financial and commercial operations provides a wealth of knowledge to the Board.

Ms. Janet S. Roemer is a graduate of Miami University with a Bachelor of Science in Chemistry and has a Master of Business Administration from the University of Chicago. Ms. Roemer has over 30 years of industrial experience, including executive leadership roles in global petrochemicals and biochemicals. In businesses ranging from commodity chemicals to high-value specialty chemicals, she gained extensive operational experience across multiple functions. Previously, Ms. Roemer held positions within Verenium Corporation, including Executive Vice President and General Manager, Enzymes Business and Chief Operating Officer. Prior to that, Ms. Roemer held a variety of leadership positions serving the energy major BP Group. Her roles included Vice President Digital Business (IT), Business Unit Leader, Olefins and Styrene, and Chief of Staff to the CEO of Innovene, a division of BP. She held a number of positions in the Chemicals Division of Amoco Corporation prior to its merger with BP, including General Manager, Linear Alpha Olefins, and several management roles in sales and marketing, strategic planning, and operations planning and logistics. Leadership in driving business improvement across petrochemical value chains and transactions including IPO, acquisitions and divestitures round out her experience. We believe Ms. Roemer’s breadth of operational experience and knowledge of the petrochemicals industry provides a critical resource to our Board.

Ms. Karen A. Twitchell holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard Business School. She has over 35 years of experience in financial management and 10 years of public company board experience. Ms. Twitchell has served on the board of directors of Kraton Corporation since 2009, currently as Chair of the Compensation Committee and as a member of the Audit Committee. From 2010 to 2018, she served on the board of KMG Chemicals, where she was Chair of the Audit Committee for five years. From 2010 to 2013, Ms. Twitchell was the Executive Vice President and Chief Financial Officer of Landmark Aviation, a private equity-backed company where she was responsible for all financial and strategic planning functions. Previously she was Vice President and Treasurer of LyondellBasell Industries and Lyondell Chemical Company from 2001 to 2009, where she was responsible for the global treasury, financing and risk management functions. Prior to that she was Vice President and Treasurer of Kaiser Aluminum Corporation and Southdown, Inc., and she began her career as an investment banker for nearly 10 years with Credit Suisse First Boston. Ms. Twitchell brings important experience to the board in strategic leadership, governance, accounting matters, financings and capital structures, mergers and acquisitions, investor relations and enterprise risk management.

None of our directors is party to any legal proceedings required to be disclosed under Item 103 of Regulation S-K.

The table below shows each director’s skillset.

Experience, expertise or attribute	Adams	Butcher	Carter	Peakes	Quarles	Roemer	Twitchell
Strategic Executive Leadership:  Identify and critically assess strategic opportunities and threats to company and organization. Provide strategic guidance that maximizes stockholder value and clearly aligns business objectives and the best path forward.
	*	*	*	*	*	*	*
Global Business Experience: Has overseen or managed global businesses and/or operations. Understands how global chemical industry and energy markets impact our business and growth prospects.	*	*		*	*	*	*
Chemical Industry - Operations: Application of direct operating experience; imparting a practical and experience-based understanding of developing, implementing and assessing operating plans and business strategy.
	*	*	*		*	*
Chemical Industry - Commercial: Applies a broad and direct understanding of commercial transacting experience in the sector and industries in which we participate.	*	*			*	*
Capital Allocation/Corporate Finance: Assess risks and opportunities to stockholder value in the allocation of capital. Provide deep understanding of various methods to raise capital and manage cash flow through experience.
	*	*	*	*	*	*	*
Financial Expertise / Literacy: Important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	*	*	*	*	*	*	*
Mergers and Acquisitions: Application of direct experience in sourcing, examining, developing effective negotiating tactics, executing strategic combinations and implementing effective integration is critical to our success relative to achieving long term growth plans.
		*		*	*	*	*
Investments/Fund Management/Investor Relations: Experience is important in evaluating our financial statements, relations with the investment community and guiding our stockholder interactions. Focus on understanding stockholder value.
			*	*	*	*	*
Risk & Compliance Management:   Identify primary risks to the organization related to each significant aspect of business. Ability to monitor risk and compliance and knowledge of legal and regulatory requirements is crucial to providing effective guidance in this regard.
	*	*	*	*	*	*	*
Public Company Board Service & Governance: Experience on other public corporate boards provides directors with unique insights as they have a practical understanding of governance, organizations, processes, strategy, and risk management and know how to drive change.
	*						*

The following sets forth the name and age of each current executive officer of the Company, the date of his or her appointment and all other positions and offices with the Company held by him or her.

Name of Executive	Positions	Age	Appointed
Patrick D. Quarles	President, Chief Executive Officer and Director	52	2018
S. Sami Ahmad	Chief Financial Officer and Treasurer	57	2016
Peter M. Loggenberg	Chief Sustainability Officer	56	2018/2014
John R. Townsend	Executive Vice President and Chief Manufacturing Officer	65	2018
Joseph M. Tanner	Senior Vice President, Commercial	56	2019

Each executive officer of the Company serves for a term extending until his or her successor is elected and qualified.

Please refer to the director discussion above for Mr. Quarles’ business experience.

Mr. S. Sami Ahmad received his Bachelor of Science in Chemical Engineering from the University of Pennsylvania and a Master of Business Administration from the University of Chicago. He was appointed Chief Financial Officer of the Company in October 2016 and, in February 2018, he was also appointed Treasurer of the Company. Mr. Ahmad has over 25 years of experience in corporate finance, accounting and engineering. Prior to joining the Company in October 2016, Mr. Ahmad was Chief Financial Officer of Armada Water Assets, Inc., an oil field service company, which he helped build from its formation in 2013. Previously, he served as Chief Financial Officer for Southwest Water Company, and as Vice President and Treasurer for Exterran, a publicly-owned oil and gas services company. Earlier Mr. Ahmad worked for LyondellBasell Industries and Lyondell Chemical Company from 1998 to 2009, where his positions included Director, Corporate Development, Assistant Treasurer, Corporate Finance and Director, Investor Relations. From 1991 through 1998 he held various positions with ARCO Chemical Company where his responsibilities included managing acquisitions and business development, marketing and investor relations.

Dr. Peter M. Loggenberg received his Bachelor of Science in Chemistry and Mathematics, Honors Degree in Chemistry, Master of Science in Physical Chemistry and a PhD in Chemistry (Catalysis). He was appointed to the office of Chief Sustainability Officer in March 2018. He was President of TC since the Company’s acquisition of SSI Chusei, Inc. in October 2014 until his appointment to Chief Sustainability Officer. He served as President of SSI Chusei, Inc. from 2010 through 2014. He continued as President of TC upon the Company’s acquisition. He has over 25 years of experience in the chemical industry with over 15 years at the corporate level.

Mr. John R. Townsend has a Bachelor of Science in Chemical Engineering from Louisiana Tech University with over 30 years of experience in the petrochemical industry garnered through his employment with Mobil Chemical Company, which subsequently became ExxonMobil Chemical Company. During his tenure, he held the positions of Technical Service Engineer, Technical Department Section Supervisor, Planning Associate, Operations Manager, Plant Manager and Site Manager. Mr. Townsend retired from ExxonMobil Chemical Company in 2010. Mr. Townsend served on our Board as a director from 2011 until his resignation in May 2019, and joined the Company as Executive Vice President and Chief Manufacturing Officer in June 2018.

Mr. Joseph M. Tanner has a Bachelor of Science degree in Mechanical Engineering from Purdue University. Mr. Turner was appointed Senior Vice President, Commercial of the Company in February 2019. Mr. Tanner has 33 years of chemicals and polymers experience, approximately 30 of which were with LyondellBasell, where he most recently served as Chief Executive Officer and President of Basell Orlen Polyolefins, a joint venture between LyondellBasell and PKN Orlen, since June 2015. He has diversified experience working in production, research, sales, finance and business management. Prior to LyondellBasell, Mr. Tanner worked for Dow Chemical Company.

There are no family relationships among our directors and executive officers.
Board Leadership Structure

The Board will annually elect one director to serve as Chair of the Board. The Chair of the Board may also be the Chief Executive Officer or any other officer of the Company, but is not required to be an executive officer of the Company. The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. This allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Ms. Twitchell has served as an independent director of the Company since 2015. During her tenure, she has served as Chair of the Audit Committee and Lead Independent Director. The Board believes that these experiences, in depth knowledge obtained in the various positions held by Ms. Twitchell describe above and other insights put Ms. Twitchell in the best position to provide broad leadership for the Board as it considers strategy and exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. Each independent director has access to the Chief Executive Officer and other Company executives, may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.
Voting for Directors under Bylaws

In an uncontested director election, each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. With respect to incumbent directors, if any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Boards, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC.

In the case of a contested director election in which the number of nominees exceeded the number of directors to be elected, each director would be elected by a plurality of the votes cast. Cumulative voting is not permitted in the election of directors.
Board Independence

The Company’s Corporate Governance Guidelines and the NYSE listing standards require that a majority of the Board consist of independent directors. The Board has determined that each of our directors, other than Mr. Carter and Mr. Quarles, is independent within the meaning of the NYSE listing standards.
Meetings of the Board and Its Committees

Quarterly Board meetings are held in person. Other Board meetings may be held via telephone conference call due to the geographical distance between members of the Board. In the instance where all members cannot meet or be contacted at once, members may be contacted individually, and upon agreement, Unanimous Consent Resolutions may be signed. During 2018, the Board held 13 meetings.
Board Structure and Committee Composition

As of the date of this proxy statement, our Board has eight directors and the following three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee. Committee membership as of the date of this proxy statement, meetings during the last fiscal year and the function of each of the standing committees are described below. Mr. Carter, our former Chairman, and Mr. Quarles, our President and Chief Executive Officer, do not serve on any of our standing committees. Each of the standing committees operates under a written charter adopted by the Board. Committee charters are available on the Company’s website at https://ir.trecora.com. Free printed copies are also available to any stockholder who makes a request to the Corporate Secretary at the address listed on page 6.

All of our then-current directors attended at least 75% of the Board and applicable standing committee meetings during 2018. Directors are also encouraged to attend annual meetings of Company stockholders. All of our then-current directors attended our 2018 annual meeting of stockholders either in person or via telephone.

Name of Director	Audit	Compensation	Nominating and Governance
Independent Directors:
Gary K. Adams		Chair	Member
Pamela R. Butcher(1)	Member	Member	Member
Joseph P. Palm (Retiring)		Member	Chair
Adam C. Peakes (Joined in 2019)	Member	Member
Janet S. Roemer (Joined in 2019)	Member		Member
Karen A. Twitchell	Chair	Member
Number of Meetings in Fiscal 2018	7	9	5
(1) Following Mr. Palm’s retirement, Ms. Butcher will assume the role of Chair of the Nominating and Governance Committee effective as of May 15, 2019.
Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing the Company’s financial reporting processes and the audit of the Company’s financial statements, including:

•	the integrity of the Company’s financial statements, including the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•	the performance of the Company’s internal audit function and the independent registered public accounting firm, risk assessment and risk management and finance and investment functions.

Among other things, the Audit Committee:

•	prepares the Audit Committee report for inclusion in the annual proxy statement;

•	annually reviews its charter and performance;

•	appoints, evaluates and determines the compensation of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews and approves all permissible non-audit services to be performed by the independent registered public accounting firm;

•
reviews the Company’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance;

•	reviews regulatory and accounting initiatives and off-balance sheet structures, oversees the Company’s compliance programs with respect to legal and regulatory requirements;

•	oversees investigations into complaints concerning financial matters;

•	reviews other risks that may have a significant impact on the Company’s financial statements;

•	reviews and oversees treasury matters, the Company’s loans and debt, loan guarantees and outsourcings;

•	reviews the Company’s capitalization; and

•	coordinates with the Compensation Committee regarding the cost, funding and financial impact of the Company’s equity compensation plans and benefit programs.

The Audit Committee works closely with management as well as the independent registered public accounting firm. In performance of their oversight function, the Audit Committee has the authority to obtain advice, assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The individuals serving on the Audit Committee of the Board are Karen A. Twitchell (Chair), Pamela R. Butcher, Adam C. Peakes and Janet S. Roemer. The Board has determined that each of the Committee members is independent pursuant to SEC rules and NYSE listing standards governing audit committee members. The Board also determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of the NYSE and that each of Ms. Twitchell, Ms. Butcher and Mr. Peakes is an “audit committee financial expert” as defined by SEC rules and NYSE listing standards.

The charter of the Audit Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 6.
Compensation Committee

The Compensation Committee:

•	discharges the Board’s responsibilities relating to the compensation of the Company’s executives and directors;

•	prepares the report required to be included in the annual proxy statement;

•	provides general oversight of the Company’s compensation structure;

•	reviews and provides guidance on the Company’s human resources programs; and

•	retains and approves the terms of the retention of compensation consultants and other compensation experts.

Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives;

•	approving severance arrangements and other applicable agreements for executive officers;

•	overseeing the Company’s equity-based and incentive compensation plans;

•	overseeing non-equity-based benefit plans and approving any changes to such plans involving a material financial commitment by the Company;

•	monitoring workforce management programs;

•	establishing compensation policies and practices for service on the Board and its committees;

•	developing guidelines for and monitoring director and executive stock ownership; and

•	annually evaluating its performance and its charter.

The individuals serving on the Compensation Committee of the Board are Gary K. Adams (Chair), Pamela R. Butcher, Joseph P. Palm (Retiring), Adam C. Peakes and Karen A. Twitchell. The Board determined that each of the Committee members is independent pursuant to NYSE listing standards governing compensation committee members.

The charter of the Compensation Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 6.
Nominating and Governance Committee

The Nominating and Governance Committee:

•	recommends candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the Board;

•	develops and regularly reviews corporate governance principles and related policies for approval by the Board;

•	oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•	sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance.

Other specific duties and responsibilities of the Nominating and Governance Committee include:

•	annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board;

•	identifying and recruiting new directors and considering candidates proposed by stockholders;

•	recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards;

•	conducting annual evaluations of Board performance and recommending improvements;

•	conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; and

•	overseeing director orientation and continuing education.

The Nominating and Governance Committee also reviews and approves any executive officers for purposes of Section 16 of the Exchange Act (“Section 16 Officers”) standing for election for outside for-profit boards of directors; and reviews stockholder proposals and recommends Board responses.

The individuals serving on the Nominating and Governance Committee of the Board are Joseph P. Palm (Chair) (Retiring), Gary K. Adams, Pamela R. Butcher and Janet S. Roemer. The Board has determined that each of the Committee members is independent pursuant to NYSE listing standards governing nominating committee members. Following Mr. Palm’s retirement, Ms. Butcher will assume the role of Chair of the Nominating and Governance Committee effective as of May 15, 2019.

The charter of the Nominating and Governance Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 6.
Stockholder Recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Corporate Secretary at the address listed on page 6.
Director Qualifications

The Company maintains certain criteria that apply to nominees recommended for a position on the Company’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of the Company.
Identifying and Evaluating Candidates for Directors

The Company recognizes that the strength and effectiveness of the Board reflects the balance, experience and diversity of the individual directors, their commitment and the ability of directors to work effectively as a group in carrying out their responsibilities. The Company seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Company. In addition to seeking a diverse set of business or academic experiences, the Nominating and Governance Committee seeks a mix of nominees whose perspectives reflect diverse life experiences and backgrounds. The Nominating and Governance Committee does not use quotas but considers diversity when evaluating potential new directors.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in the Company’s proxy statement.
Board Oversight of Risk Management

The Board oversees management of risk. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•	The Audit Committee oversees management of exposure to financial risks and monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies.

•	The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.

•	The Nominating and Governance Committee oversees the Company’s ethics and compliance programs.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.
Executive Sessions

Executive sessions of independent directors are held at least four times a year with Ms. Twitchell, our former Lead Independent Director and current Chair, presiding. During 2018, 12 meetings were held either in person or via telephone. Each session is scheduled and chaired by Ms. Twitchell. Any independent director may request that an additional executive session be scheduled.
Communications with the Board

Individuals may communicate with the Board by contacting:

Corporate Secretary
Trecora Resources
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478

All directors have access to this correspondence. In accordance with instructions from the Board, the secretary to the Board reviews all correspondence, organizes the communications for review by the Board and relays communications to the full Board or individual directors, as appropriate. The Company’s independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be forwarded.

Communications that are intended specifically for the independent directors or non-management directors should be sent to the address noted above to the attention of independent directors.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 28, 2019, concerning beneficial ownership by:

(1)    Company directors and nominees, each of our Named Executive Officers (as defined below), and all individuals owning more than 5% of the Company’s outstanding Common Stock; and
(2)    Current directors and Company executive officers as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 28, 2019, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Note	Percent of Class
Current Directors:
Gary K. Adams	106,148	2	*
Pamela R. Butcher	12,264		*
Nicholas N. Carter	700,157	2	2.84%
Joseph P. Palm	58,214	3	*
Adam C. Peakes	—	4	—
Janet S. Roemer	—	4	—
Karen A. Twitchell	19,680	3	*
Continuing Named Executive Officer
S. Sami Ahmad	4,878		*
Peter M. Loggenberg	39,443		*
Patrick D. Quarles	—		—
John R. Townsend	25,183	2	*
Other Named Executive Officer:
Simon Upfill-Brown	148,276	2	*
Connie J. Cook	51,861	2	*
Mark D. Williamson	73,040	2	*

All current directors and executive officers as a group (12 persons)	965,967	2,3,4	3.92%

Individuals with beneficial ownership of more than 5% of outstanding Common Stock
Fahad Mohammed Saleh Al Athel	3,066,742	5	12.42%
Funds affiliated with Wellington Management Group, LLP (number of shares includes those owned by Wellington Trust Company, NA)	2,611,943	6	10.58%
__________________
* Indicates beneficial ownership of less than 1% of shares outstanding.

(1)	Unless otherwise indicated, to the knowledge of the Company, the owner has sole voting and investment power.

(2)
Includes 502,000 aggregate shares, which these directors and Named Executive Officers have the right to acquire through the exercise of presently exercisable stock options. These options are held as follows: Mr. Adams 100,000 shares; Mr. Carter 150,000 shares; Mr. Townsend 20,000 shares; Mr. Upfill-Brown 120,000 shares; Ms. Cook 47,000 shares; and Mr. Williamson 65,000 shares.

(3)
Includes 12,276 aggregate shares, which these directors and Named Executive Officers have the right to acquire presently or upon vesting within 60 days. These shares are held as follows: Mr. Palm 6,276 shares; and Ms. Twitchell 6,000 shares.

(4)	Mr. Peakes and Ms. Roemer joined the Board in April 2019.

(5)	As reported on a Form 4 dated February 21, 2018, and filed with the SEC on February 21, 2018, Mr. Fahad Al-Athel is the beneficial owner of 3,066,742 shares.

(6)
As reported in Amendment No. 10 to Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (the “Wellington Entities”) with the SEC on February 12, 2019, for their holdings as of December 31, 2018. Each such entity reported that it has shared power to vote 2,611,943 shares of Common Stock and shared power to dispose of 2,611,943 shares of Common Stock, except for Wellington Management Company LLP, which reported that it has shared power to vote 2,558,594 shares of Common Stock and shared power to dispose of 2,558,594 shares of Common Stock. Each such entity’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Although the number of shares reported as beneficially owned by the Wellington Entities in the Schedule 13G/A includes shares of our outstanding Common Stock beneficially owned by Wellington Trust Company, NA (“Wellington Trust”), Wellington Trust separately filed a Schedule 13G/A with the SEC to report its beneficial ownership. As reported in Amendment No. 10 to Schedule 13G filed by Wellington Trust with the SEC on March 11, 2019, for its holdings as of February 28, 2019, Wellington Trust reported that it has shared power to vote and dispose of 2,516,248 shares (which represents 10.19% of shares of outstanding Common Stock). Wellington Trust’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Company Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2018, all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), except for one report. Nicolas N. Carter had an open market sale of Common Stock on September 12, 2018 that was not originally reported in a Form 4. Such transaction was reported in Mr. Carter’s Form 5 filed with the SEC on February 13, 2019.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company directly owns approximately 55% of the outstanding capital stock of PEVM. Nicolas N. Carter, one of our directors, is currently a director and President of PEVM. The Company is providing funds necessary to cover the PEVM operations. During 2016, 2017 and 2018, the Company advanced approximately $20,000, $20,000 and $35,000, respectively, for such purposes. As of December 31, 2018, PEVM owed the Company an aggregate of approximately $668,000 as a result of advances made by the Company. During the first quarter of 2019, the Company advanced approximately $5,000 and, at March 15, 2019, PEVM owed the Company approximately $673,000.

Consulting fees of approximately $94,000, $74,000 and $73,000 were incurred during 2018, 2017 and 2016, respectively, for Mr. Carter. During the first quarter of 2019, consulting fees of approximately $21,000 were incurred for Mr. Carter. Due to his history and experience with the Company as President and Chief Executive Officer, and in order to provide continuity after his retirement, we entered into a consulting agreement with Mr. Carter in July 2015. This consulting agreement was most recently amended and restated in March 2019 and currently has an expiration date of December 31, 2019. At December 31, 2018, we had no outstanding liability payable to Mr. Carter.
Review, Approval or Ratification of Transactions with Management and Others

The Company’s Standards of Business Conduct addresses conflicts of interest and is available on our website. The Company’s directors, officer and employees are required to abide by this code by avoiding activities that conflict with, or are reasonably likely to conflict with, the best interests of the Company and its stockholders. Personal activities, interests, or relationships that would or could negatively influence judgment, decisions, or actions must be disclosed to the Board with prompt and full disclosure for Board review and/or action.

We also solicit information from our directors and executive officers annually in connection with preparation of disclosures in our proxy statement. These questionnaires specifically seek information pertaining to any “related-person” transaction.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are seven directors standing for re-election to our Board this year. Each director is standing to serve until the 2020 Annual Meeting or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal.

There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for each of the person(s) recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

The nominees have indicated to the Company that they will be available to serve as directors. In the event that the nominee should become unavailable, however, the proxy holders, S. Sami Ahmad and/or Christopher A. Groves, will vote for a nominee or nominees designated by the Board.

Our Bylaws provide that each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. If any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Boards, decline to accept such resignation.
Vote Required

Each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected.

Our Board recommends a vote FOR the election to the Board of Mr. Adams, Ms. Butcher, Mr. Carter, Mr. Peakes, Mr. Quarles, Ms. Roemer and Ms. Twitchell.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table provides a summary of compensation earned by members of our Board during the year ended December 31, 2018. In 2018, Mr. Upfill-Brown, the Company’s former Chief Executive Officer, President and Chief Operating Officer, did not receive separate compensation for his service as a director on our Board.

2018 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Gary K. Adams	78,250	—	—	78,250
Pamela R. Butcher	75,000	—	—	75,000
Nicholas N. Carter	75,000	—	137,280(4)	212,280
Joseph P. Palm	80,750	—	—	80,750
Patrick D. Quarles(5)	17,500	131,250(6)	—	148,750
John R. Townsend(7)	33,750	—	—	33,750
Karen A. Twitchell	100,250	—	—	100,250
		—
__________________

(1)
In the aggregate, this column includes committee fees for 2018 in the amount of $53,750, Company board fees in the amount of $371,250, Lead Independent Director fees in the amount of $15,000, subsidiary board fees in the amount of $2,500, AMAK board representation in the amount of $5,000 and per diem amounts of $13,000.

(2)
Represents the aggregate grant date fair value of restricted stock unit (“RSU” or “restricted stock unit”) awards granted to the non-employee directors in 2018, pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), disregarding any estimates for forfeitures. These amounts reflect the Company’s total estimated accounting expense and may not correspond to the actual value that will be realized by the non-employee directors. For information on the valuation assumptions, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15 – Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	As of December 31, 2018, aggregate outstanding restricted stock unit awards for each director is set forth below.

Name	Aggregate Outstanding Restricted Stock Units

Gary K. Adams	9,221
Pamela R. Butcher	9,415
Nicholas N. Carter	—
Joseph P. Palm	12,553
Karen A. Twitchell	12,000

(4)	Amount includes (i) $94,000 in consulting fees paid to Mr. Carter under his consulting agreement and (ii) $43,280 related to Mr. Carter’s personal use of a Company car.

(5)	Mr. Quarles did not receive separate compensation for his service as a director following his appointment as President and Chief Executive Officer of the Company in December 2018.

(6)
In connection with his appointment to the Board in September 2019, Mr. Quarles received a grant of an aggregate of 9,375 restricted stock units, 5,357 of which were to vest in September 2019, with the remainder to vest in May 2020. Mr. Quarles forfeited these restricted stock units at the time of his appointment as President and Chief Executive Officer of the Company.

(7)	Mr. Townsend resigned from the Board in May 2018 in connection with his appointment as Executive Vice President and Chief Manufacturing Officer of the Company.
General

A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs per the current policy and upon recommendation by the Compensation Committee and approval by the Board.  Directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and Committee meetings. A director who is one of our employees receives no additional compensation for his service as a director or as a member of a committee of the Board. Mr. Carter was temporarily appointed Executive Chairman in March 2018 but did not receive additional compensation for his service in that role. However, Mr. Carter continues to receive compensation under his consulting agreement described above under “Certain Relationships and Related Transactions” for the separate services provided thereunder.
Board Compensation

The directors’ fees policy adopted in 2015 as recommended by the Compensation Committee proposed annual cash stipends for members of the Board in the amount of $55,000/year and subsidiary boards of the Company in the amount of $5,000/year for U.S. subsidiaries and $10,000/year for AMAK’s Board.  These amounts were subject to proration based upon time of service.

Effective April 1, 2018, the directors’ fees policy was revised to (1) set the annual cash stipends for members of our Board in the amount of $70,000/year and (2) eliminate cash stipends for service on U.S. subsidiary boards and the Board of AMAK. In 2018, the Board also approved an amount of $15,000/year for service as Lead Independent Director.

In March 2019, the Board approved an amount of $40,000/year for service as the independent Chair of the Board.
Committee Compensation

The directors’ fees policy adopted in 2015 as recommended by the Compensation Committee proposed annual cash stipends for members of the Audit Committee in the amount of $15,000, the Compensation Committee in the amount of $10,000 and the Nominating and Governance Committee in the amount of $5,000.  These amounts are to be prorated based upon time of service upon the applicable committee.

Effective April 1, 2018, the directors’ fees policy proposed annual cash stipends for Chair of the Audit Committee in the amount of $15,000, Chair of the Compensation Committee in the amount of $10,000 and the Chair of the Nominating and Governance Committee in the amount of $10,000 and eliminated cash stipends for members of a committee that do not serve as a Chair.

Equity Compensation

Beginning in 2016, and effective through May 16, 2020 (the date current equity grants to non-employee directors expire), all new equity grants to non-employee directors will be (i) prorated to expire on May 16, 2020, and (ii) limited to the number of shares of stock that equals the number of years then remaining until May 16, 2020, multiplied by $75,000 per year divided by the closing price of the stock on the grant date. After May 16, 2020, the Company intends to transition to an annual grant of restricted stock units to non-employee directors.

In 2015, the equity compensation program for our non-employee directors consisted of grants of 30,000 shares of restricted stock units upon appointment of new non-employee directors to vest in equal increments over 5 years (6,000 shares per year). Prior to 2015, the non-employee directors were eligible to receive stock option awards. The previous equity compensation policy provided for the grant of 100,000 stock options vesting over 5 years (20,000 per year) and to be awarded in the quarter following the end of the year to non-employee directors who had attended at least 75% of all called meetings during the year and were serving in full capacity on December 31st of that year.  Certain non-employee directors still hold such stock option awards.
Per Diem Compensation

The directors’ fees policy adopted in 2015 allowed per diem payments of $500 per day for non-employee directors in connection with the participation and fulfillment of certain Board duties.  Approximately $13,000 was paid for directors’ compensation expenses related to per diem payments in 2018.

Effective April 1, 2018, the directors’ fees policy eliminated per diem payments for regularly scheduled board and committee meetings. The Company continues to reimburse travel-related expenses for in-person attendance by our Board members at regularly scheduled board and committee meetings.
Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  In addition, none of our executive officers has served as a member of a board of directors or a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Board or the Committee. Accordingly, the Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations. Also, no two directors serve together on both our board and other public company boards or committees.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s selection of BKM Sowan Horan, LLP (“BKM”) as the Company’s independent registered public accounting firm and auditor for 2019. BKM has audited the accounts of the Company since June 2010. The Board considers it desirable to continue the services of BKM Sowan Horan, LLP.

Representatives of BKM are expected to be present at the Annual Meeting to make statements to the stockholders if desired, and to be available to respond to stockholder questions.

The fees billed by BKM for professional services rendered to the Company during 2017 and 2018 are set forth below. The Audit Committee has concluded that the provision of the non-audit services provided by BKM to the Company has not and does not impair or compromise their independence, and all such services were pre-approved by the Audit Committee.
Vote Required

In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.

Our Board recommends a vote “FOR” the ratification of the selection of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2019.

Audit Committee Report

We operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating to (1) the effectiveness of the Company’s internal control over financial reporting, (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s independent registered public accounting firm, (5) the performance of the Company’s independent registered public accounting firm and internal audit firm and (6) review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC.

We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.

We reviewed and discussed the 2018 audited financial statements with management and BKM, the Company’s independent registered public accounting firm, together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditor’s assessment of the quality, not just the acceptability of the Company’s accounting principles and other such matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

Management conducted its evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2018, based upon the framework in Internal Control – Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing the operating effectiveness of our internal control over financial reporting. Management reviewed the results of the assessment with the Audit Committee of the Board. Based on its assessment and review with the Audit Committee, management concluded that our internal control over financial reporting was effective as of December 31, 2018.

We reviewed and discussed with management, the internal auditor and BKM, management’s report on internal control over financial reporting and BKM’s report on their audit of the Company’s internal control over financial reporting as of December 31, 2018, both of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with BKM their independence from the Company and management. We have also discussed with BKM the matters required to be discussed by PCAOB Auditing Standard No. 16 – Communication with Audit Committees.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In accordance with our charter, our committee appointed Sirius Solutions as the Company’s internal auditor for 2018.

This report is provided by the following independent directors who comprised the Audit Committee on the date of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Karen A. Twitchell, Chair
Gary K. Adams
Pamela R. Butcher

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the fees billed by BKM. Fees billed were for audits of our financial statements and internal controls for the fiscal years ended December 31, 2018 and 2017, and the review of our financial statements for the quarterly periods in the years ended December 31, 2018 and 2017, and other fees that the company was billed for services rendered during the fiscal years ended December 31, 2018 and 2017.

	2018	2017(1)
Audit Fees	$416,369	$411,705
Audit-Related Fees	—	—
Tax Fees	63,601	38,554
All Other Fees	44,847	27,087

(1)
In prior proxy statements, fees were presented based on the year the Company was billed by the BKM as opposed to the above presentation which is based upon fees incurred for the respective year’s services.

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. For 2018, approximately $23,000 is pending Audit Committee approval which is not included in the table above.
Audit Fees

These amounts represent fees billed by BKM for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2018 and 2017, the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years. These amounts also include approximately $119,000 during 2018 for work performed related to the audited financial statements of AMAK.
Tax Fees

These amounts represent fees billed by BKM for professional services rendered relating to tax compliance, tax advice and tax planning in the U.S.
All Other Fees

These amounts represent fees billed by BKM for professional services related to the Company’s 401(k) audit and for providing consultation on various issues.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under the rules of the SEC, the Company is required to provide its stockholders with the opportunity to cast a non-binding, advisory vote on the executive compensation for the Company’s Named Executive Officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2017 annual meeting of stockholders, stockholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis.

Our Board recommends an advisory vote “FOR” the following resolution:

Resolved that the stockholders of the Company approve, on an advisory basis, compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and motivating the executives to remain with the Company for long and productive careers. We urge stockholders to read the Compensation Discussion and Analysis which provides detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
Vote Required

In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis presents information about the compensation of the following current and former executive officers of the Company (collectively, the “Named Executive Officers” or “NEOs”):

Name	Position
Current Executive Officers
Patrick D. Quarles(1)	President and Chief Executive Officer
S. Sami Ahmad	Chief Financial Officer and Treasurer
Peter M. Loggenberg	Chief Sustainability Officer
John R. Townsend	Executive Vice President and Chief Manufacturing Officer

Former Executive Officers
Simon Upfill-Brown(1)	Former President, Chief Executive Officer and Chief Operating Officer
Connie J. Cook(2)	Former Vice President of Accounting and Compliance
Mark D. Williamson(3)	Former Vice President of Sales and Marketing

(1)
Mr. Quarles was appointed President and Chief Executive Officer of the Company, effective as of December 3, 2018. In connection with Mr. Quarles appointment, Mr. Upfill-Brown resigned as President, Chief Executive Officer and Chief Operating Officer of the Company.

(2)	Effective June 8, 2018, Ms. Cook retired from her position as Vice President of Accounting and Compliance of the Company.

(3)	Effective July 9, 2018, Mr. Williamson resigned from his position as Vice President of Sales and Marketing.

Our executive compensation program, administered by our Compensation Committee (the “Committee”), is designed to promote a strong culture of leadership development, aligned with performance improvement (focused on both growth and productivity) and integrity, which in turn drives financial performance that provides value to our stockholders. The main components of our executive compensation program include base salary and annual and long-term incentives (total direct compensation). Our incentive program is designed to emphasize a pay-for-performance philosophy.

•
Annual incentive awards consist of cash bonuses generated under our annual incentive program and our legacy profit-sharing program. Cash awards under our annual incentive plan are tied to financial results and provide a strong link between pay and performance.

•
Long-term incentive (“LTI”) awards consist of equity-based rewards to our executives. To both retain and incentivize our executives, the Target LTI is made up of 50% time-vested and 50% performance-based restricted stock units.

Our long-term success depends on our people. We strive to ensure that our employees’ contribution and performance are recognized and rewarded through a competitive compensation program. We target an executive compensation package that is competitive against the market in which we compete for talent. A substantial portion of any of our executives’ annual total compensation package is variable compensation tied to performance. We designed our incentive program in such a way that if performance is at or above targeted levels, the executive’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, the executive’s compensation will be below targeted levels.
Executive Compensation Program Design

The Company’s executive compensation program is designed to retain and motivate our executives. The program consists primarily of a salary, an annual cash incentive program and a long-term incentive plan. Total compensation for each executive is designed to include a significant performance-based component.

Base Salary. Base salaries provide for competitive pay based on the market value of the position and meet the objective of attracting and retaining talent needed to run the business. Salaries are reviewed by the Committee annually. Salary increases may be given based on individual factors, such as competencies, skills, experience, performance and market practices. There are no specific weightings assigned to these individual factors. Annual salary increases are generally effective in the first quarter. Increases may also be given when executives assume new roles or are promoted.

Below is a table comparing 2018 and 2019 executive base salaries:

Name of Executive	Base Salary 2018	Base Salary 2019(1)	% Increase between 2018 & 2019
Patrick D. Quarles	$600,000	$600,000	—
S. Sami Ahmad	283,709	300,732	6%
Peter M. Loggenberg	360,570	323,420	(10)%
John R. Townsend	305,000	309,575	1.5%
Simon Upfill-Brown	520,200	—	—
Connie J. Cook	262,650	—	—
Mark D. Williamson	315,180	—	—

(1) Salary changes for the NEOs for 2019 were effective as of February 22, 2019.

Annual Cash Incentive Plan. We use Adjusted EBITDA as the financial measure for annual executive bonus awards. Adjusted EBITDA is a non-GAAP financial measure and represents EBITDA plus share-based compensation, plus restructuring and severance expenses, plus losses on extinguishment of debt, plus or minus equity in AMAK’s earnings and losses or gains from equity issuances, and plus or minus gains or losses on acquisitions. EBITDA is defined as net income (loss) plus interest expense (benefit) including derivative gains and losses, income taxes, depreciation and amortization. Adjusted EBITDA is a financial measure commonly used by stockholders and analysts to measure financial performance and aligns our financial performance metric with the financial community. The Committee also has the capability to use safety as a mechanism to apply negative discretion to NEO bonus payouts when safety performance is unsatisfactory.

Annual cash bonuses are designed to motivate and reward NEOs and all other eligible executives on the achievement of Company goals for the performance year. Bonus payouts for the CEO and other NEOs are aligned with overall Company performance and stockholder return. Our annual incentive plan is designed to allow NEOs and other executives to earn up to 200% of their target bonus based upon performance achieved. Each executive’s target bonus is expressed as a percentage of base salary. The bonus levels below were adopted by the Committee for 2018.

Participant	Target Bonus (as % of Base Salary)	Maximum Bonus (as % of Base Salary)
Patrick D. Quarles	100%	200%
S. Sami Ahmad	50%	100%
Peter M. Loggenberg	60%	120%
John R. Townsend	55%	110%
Simon Upfill-Brown	100%	200%
Connie J. Cook	50%	100%
Mark D. Williamson	50%	100%

2018 Payout Design. In the event that 100% (“Target” performance) of the Adjusted EBITDA goal is met, then a 1.0X multiple is applied to the participant’s target bonus. Threshold payouts will occur when 80% of the Adjusted EBITDA goal is met (“Threshold” performance), and a 0.50X multiple is applied to the participant’s Target bonus for Threshold performance. Performance below Threshold (less than 80% Target of Adjusted EBITDA) results in no payout. The Maximum payout occurs when actual Adjusted EBITDA is greater than or equal to 140% of the Adjusted EBITDA goal (“Maximum” performance). When Maximum performance is achieved, a 2.00X multiple is applied to the participant’s Target bonus. Payouts are scaled linearly between Threshold and Target and between Target and Maximum. Payouts will be interpolated for actual performance between these points. The CEO has discretion to reduce individual cash bonuses payable to other NEOs by 20% based on the CEO’s personal assessment of their individual performance.

The following payout schedule is applied to 100% of the participant’s target bonus, which is tied to corporate performance in the form of Adjusted EBITDA.

Payout Level	Corporate Performance Bonus Multiple	Performance Achievement
Maximum	2.00X	140% of Adjusted EBITDA goal
Target	1.00X	100% of Adjusted EBITDA goal
Threshold	0.50X	80% of Adjusted EBITDA goal

Determination of 2018 Performance Goals. Adjusted EBITDA Target amounts are set taking into account business conditions, expectations regarding the probability of achievement and historical financial performance. Consistent with our philosophy and approach to setting goals, incentive payouts that are above target will be for results that exceed our business plan. Targets are set at the beginning of the performance period. The process is summarized below:

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
Adjusted EBITDA goals are developed by the Committee and management and approved by the Committee	Adjusted EBITDA performance is monitored relative to goals Adjusted EBITDA goals cannot be changed during the performance period
Management presents actual Adjusted EBITDA results relative to goals and the Committee reviews actual performance to determine any payouts

The Committee may exclude or adjust certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of our core operating performance for that period

Any adjustments at the end of the performance period will be at the Committee’s discretion.

2018 Target (Adjusted EBITDA) and Results for 2018. After consultation with our NEOs and forecasts from outside analysts, the Committee set a Target of $43.7 million of Adjusted EBITDA for 2018 for TREC resulting in a Threshold of $35.0 million. Adjusted EBITDA was $20.3 million for 2018, 46% of the Target level. This resulted in no payouts under our Annual Cash Incentive Plan for 2018.

2019 Target (Adjusted EBITDA). For 2019, the Committee made the determination to continue to use Adjusted EBITDA as the financial performance metric for the Annual Cash Incentive Plan. Because our Adjusted EBITDA target for 2019 is competitively sensitive, the exact target will be disclosed in the proxy statement for the 2020 Annual Meeting.

Profit Sharing Program. The profit-sharing program is available to all employees, including NEOs, based upon quarterly performance. Profit sharing is done on a quarterly basis when cash flow permits. There is no set formula for calculating or allocating profit sharing as it is based upon several factors including profit, cash flow, expectations and special cash needs of the Company. Pursuant to the policy, the pool of funds available for profit-sharing during any particular calendar quarter cannot exceed 12% of estimated EBITDA for that quarter. In addition, the CEO must submit a recommended level of profit sharing with proposed employee allocations, other than for himself, to the Committee for approval. Under the policy, the Committee has the authority to revise the amount available for profit sharing as well as to revise individual allocations.

Long-Term Incentive

For 2018, the Committee continued to grant 100% time-based restricted stock unit awards with a performance component where 50% of the restricted stock units vest contingent upon a set level of performance using threshold, target and maximum goals. This program is simple, aligned with stockholder interests and a good match with the equity award programs at our peers. The LTI award program consist of overlapping annual grants of restricted stock units for the NEOs. The awards are granted out of the Trecora Resources Stock and Incentive Plan.

Under the LTI award program, time-vested awards comprise 50% of the LTI award and vest ratably over a 3-year period, subject to the acceleration or forfeiture provisions described below.
Performance-based awards comprise the remaining 50% of the annual LTI award value. The performance period for performance-based awards is three years and actual shares delivered will be determined at the end of the performance period based upon performance relative to pre-established goals and ranking among the peer group. Return on Invested Capital (“ROIC”) and Earnings Per Share Growth (“EPS Growth”) are the two performance measures that are utilized. ROIC is calculated as (operating income plus non-cash stock-based compensation expense) divided by (total assets minus current liabilities plus short-term portion of long-term debt). EPS Growth is calculated as cumulative three-year growth in basic EPS excluding extraordinary items. Each measure is equally weighted at 50%, therefore half of the performance-based award (25% of the total award) is allocated to each measure. Performance is measured on a relative basis against the Company’s peer group. Performance ranges from 0% to 200% of the target award.

The Company’s performance for the performance-based awards over the three-year period is ranked against a peer group resulting in the application of a single multiplier to the target award value under each performance measure used. The peer group is reviewed on an annual basis and, with each new annual award, the peer group can be modified. Once a peer group is established at the outset of the performance period, the companies within do not change except when consolidation among peers in the marketplace occurs. The peer group list for 2018 awards is as follows:

American Vanguard Corp.    Innospec Inc            OMNOVA Solutions Inc.
Chase Corporation        KMG Chemicals Inc.        Quaker Chemical Corp.
FutureFuel Corp.        Kraton Corporation        Stepan Company
Hawkins Inc.

If the Company percentile is below 25%, the performance-based award will be forfeited. If the Company percentile is between 25% and 50%, the amount earned will be determined by interpolation (between 50% and 100% of grant earned). If the Company percentile is between 50% and 100%, the amount earned will be determined by interpolation (between 100% and 200% of grant earned). Forfeiture of a performance-based award will occur if EPS Growth is negative, regardless of its peer ranking.

Performance	Percentile	Earned Percentile
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

On February 16, 2018, the Committee approved the grant of restricted stock units on February 20, 2018, based upon that day’s closing price to the NEOs based upon the target percentages indicated below:

Name of Employee	Target LTI (as % of Base Salary)	Base Salary 2018	Target LTI
Patrick D. Quarles(1)	— %	$—	$—
S. Sami Ahmad	60%	$283,709	$170,225
Peter M. Loggenberg	55%	$360,570	$198,314
Simon Upfill-Brown	130%	$520,200	$675,000
Connie J. Cook	60%	$262,650	$157,590
Mark D. Williamson	55%	$315,180	$173,349
____________

(1)
Mr. Quarles was granted 75,000 restricted stock units in connection with his appointment as CEO on December 3, 2018, vesting in three equal installments on the first, second and third anniversaries of his date of appointment.

The closing price on February 20, 2018 was $12.15, resulting in the grant of target shares indicated below:

Name of Employee	Total Restricted Stock Units Granted	Time Vesting Period #1 2/20/18- 2/20/19	Time Vesting Period #2 2/20/19- 2/20/20	Time Vesting Period #3 2/20/20- 2/20/21	Performance Vesting Period 2/20/18- 2/20/21
Patrick D. Quarles(1)	—	—	—	—	—
S. Sami Ahmad	14,010	2,335	2,335	2,347	7,006
Peter M. Loggenberg	16,322	2,720	2,720	2,842	8,162
Simon Upfill-Brown	55,556	9,259	9,259	8,947	27,778
Connie J. Cook	12,970	2,162	2,162	2,237	6,486
Mark D. Williamson	14,267	2,378	2,378	2,460	7,133
Total	113,125	18,854	18,854	18,833	56,565

(1)
Mr. Quarles was granted 75,000 restricted stock units in connection with his appointment as CEO on December 3, 2018, vesting in three equal installments on the first, second and third anniversaries of his date of appointment.

Subject to the terms of any separate employment agreement with a Named Executive Officer, upon any termination of employment, unvested shares and unearned performance-based awards will be forfeited, except under the following scenarios:

Change in Control	Double trigger vesting for shares issued under the Company’s long-term incentive plan
Death and Disability	Pro rata vesting for restricted stock, options and performance shares
Involuntary Termination Without Cause	Unvested restricted stock and stock options are forfeited and all performance awards expire and terminate
Retirement	Pro rata vesting for restricted stock and options, as well as pro rata vesting for performance awards based on actual performance, subject to minimum six month service requirement after grant

Perquisites

We provide benefits that we believe are standard in the industry to all employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401(k) employee savings and investment plan. The Company matches employee deferral amounts, including amounts deferred by named executive officers, up to a total of 6% of the employee’s eligible salary, excluding annual cash bonuses, subject to certain regulatory limitations. During 2018, company vehicles were supplied to each of our NEOs for business and personal travel and we provided certain of our NEOs with tuition assistance and payment of health club dues. Our use of perquisites as an element of compensation is very limited.  We do not view perquisites as a significant element of our comprehensive compensation structure.
Governance of Pay Setting Process

In setting total direct compensation, a consistent approach is applied for all executives:

•	We compare our NEOs to analogous positions within the market in terms of specific duties, responsibilities, and job scope.

•
Each position has an established target annual incentive award opportunity, executive benefits and perquisites. These incentive levels and benefits are reviewed by the Committee on an annual basis to determine their relative level of competitiveness with the market.

•
We generally target all elements of pay and total direct compensation to be positioned between the 25th and 50th percentiles of our peer group based on several factors, including the relative size of the Company compared with some of its peers.

•
Individual executive pay positioning will vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure (internal alignment and pay relationships).

•
We also consider internal pay equity when establishing compensation levels. Currently, we believe that our compensation level for each of our NEOs reflects his or her job responsibility and scope appropriately and scale down from the CEO in a reasonable manner.

•	Exceptions to normal practice may be made based on critical business and people needs.
Role of the Compensation Committee in Establishing Pay Levels

The Committee (comprised of only independent directors) establishes, reviews and approves all elements of the executive compensation program. A copy of the Compensation Committee Charter is available on our website. During 2018, the Committee engaged Pearl Meyer & Partners (“PM&P”) to serve as its independent outside executive compensation consultant. The Committee has engaged PM&P since 2010. PM&P’s primary role is to provide advice and perspective regarding market compensation trends that may impact decisions we make about our executive compensation program and practices. In connection with its engagement of PM&P, and based on the information presented to it, the Committee assessed the independence of PM&P pursuant to applicable SEC and NYSE rules and concluded that PM&P’s work for the Committee did not raise any conflict of interest for 2018. Management has the responsibility for effectively implementing the executive compensation program. Additional responsibilities of the Committee, management and the consultant include:

•
The Committee reviews and approves business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of these goals and objectives, and determines and establishes the CEO’s compensation level.

•
Based on review of market data, individual performance and internal pay comparisons, the Committee independently sets the pay for our CEO and reviews and approves all NEO and other executive pay arrangements.

Role of Management in Establishing Pay Levels

•	The CEO makes recommendations on program design and pay levels other than his own, where appropriate, and oversees the implementation of such programs and directives approved by the Committee.

•
The CEO develops pay recommendations for his direct reports and other key executives based on the results of PM&P’s analysis of current market compensation levels. This includes all of our NEOs (with the exception of the CEO himself).

•	Our CFO provides the financial information used by the Committee to make decisions with respect to incentive compensation goals and related payouts.
Role of the Compensation Consultant in Establishing Pay Levels

•	The compensation consultant is responsible for gathering, analyzing and presenting peer group pay practices and relevant data to the Committee. They do not have the authority to determine pay.

•
The consultant provides periodic updates to the Committee regarding various tax, accounting and regulatory issues that could have an impact on executive compensation design, administration and/or disclosure.

Regulatory Considerations

We account for the equity compensation expense for our executives under the rule of ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Pursuant to Section 162(m) of the Code (“Section 162(m)”), compensation paid to certain of our executive officers in excess of $1 million is not tax deductible. For taxable years beginning prior to December 31, 2017, compensation that constituted “qualified performance-based compensation” under Section 162(m) was excluded from the deductibility limit. However, the exemption from the Section 162(m) deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. The repeal means that compensation paid to our covered executive officers in excess of $1 million will not be deductible even if it was intended to constitute qualified performance-based compensation, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While the Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, the Committee may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible.
Employment Arrangements

Mr. Quarles

In connection with his appointment as President and Chief Executive Officer, Mr. Quarles entered into an employment agreement with the Company. Pursuant to his employment agreement, Mr. Quarles is entitled to an annual base salary of $600,000, subject to adjustment on an annual basis by the Board. Under the employment agreement, annual cash bonus and long-term incentive award targets were set at 100% and 130% of Mr. Quarles base salary, respectively. In addition, Mr. Quarles received a one-time award of 75,000 restricted stock units (which vest in equal installments over a three-year period) and will receive a monthly housing allowance of $5,000 until the earlier of (1) one year from the effective date of Mr. Quarles’ appointment or (2) the termination of Mr. Quarles’ employment with the Company.

Mr. Loggenberg

Contemporaneously with the acquisition of TC, the Company entered into an employment contract and severance agreement and covenant not to compete, solicit and disclose with Mr. Loggenberg on October 1, 2014. Effective March 7, 2018, Mr. Loggenberg’s employment contract was amended to reflect his change in appointment from President of TC to Chief Sustainability Officer of the Company. In February 2019, Mr. Loggenberg’s employment contract was modified to provide for payment of a base salary of $323,420, subject to adjustment on an annual basis by the Board. He also received a $35,000 signing bonus and grant of 7,000 restricted shares of the Company’s common stock, both in 2014, and a grant of 4,400 restricted shares of the Company’s common stock in February 2019.

For a discussion on the potential payments upon termination or change in control with respect to Mr. Quarles’ and Mr. Loggenberg’s employment agreements, please see “—Potential Payments upon Termination or Change in Control—Employment Arrangements” below.

We have not entered into employment agreements with any of our other executives. All other executives serve at the discretion of the Board with no fixed term of employment. However, in addition to his base salary, participation in the Company’s compensation programs and other benefits, Mr. Townsend will also be entitled to receive 7,023 shares of Common Stock on each of June 4, 2019 and June 4, 2020 in accordance with the terms of his offer of employment.
Peer Group Comparisons

We compare executive compensation against a peer group. The peer group shown below was established by the Committee in 2016 and used for comparative purposes in 2016, 2017 and 2018. Peer group proxy data provides sufficient comparisons for the executives, but because the companies are structured differently, not all peers have incumbents in the respective positions. Some jobs have no peer benchmarks available from proxy data, which necessitates the use of industry specific and general industry related surveys as an additional data source. The consultant’s survey data provides expanded data to compare our executives’ positions. Peer group and survey data provides a focal point in the Committee’s examination of compensation trends across the petrochemical and chemical processing industry. All of the companies in the peer group are specialty and/or commodity chemical producers.

American Vanguard Corp.    Innospec Inc            OMNOVA Solutions Inc.
Chase Corporation        KMG Chemicals Inc.        Quaker Chemical Corp.
FutureFuel Corp.        Kraton Corporation        Stepan Company
Hawkins Inc.

Peer group market analysis is one of several factors considered in the pay setting process. Peer group practices are analyzed periodically for the pay element making up total direct compensation, and periodically for other elements (such as executive benefits and perquisites). Three years of proxy data were analyzed for each of the Company’s ten peer companies. In order to emphasize peer and industry long-term incentive practices, proxy data was the primary source used for long-term incentives and total direct compensation to develop market values for the compensation analysis. In addition to peer group comparisons, we also used surveys provided by PM&P in the pay setting process. Survey sources included proprietary energy sector and other general and industry executive compensation databases. We used a combination of proxy and survey data to develop market values. All data was summarized to relevant statistics (e.g., median, 25th percentile and 75th percentile), and where applicable, survey data was bracketed to reflect a range of data appropriate for the Company’s revenue scope. Data was segmented by revenue ranges (e.g., $100 million to $500 million) to ensure that the most appropriate information was used in the analysis. The strategy behind the sources of data is to promote the best mix of authorities for competitive positions, utilize industry data for line operations and line executives and some general industry mix to staff executive positions, and balance the proxy data with published authorities to help smooth the volatility of executive changes in the peer group. Market values of cash compensation were correlated to company size as measured by revenue and the data the Committee considered was size-adjusted where possible to reflect our general revenue level. This process made the market data points directly applicable to the Company.

The Committee adopted the philosophy of targeting pay between the 25th to 50th percentile range of market data based on several factors including the relative size of the Company compared with some of the peers.
2018 Target Compensation

The table below sets forth the 2018 targeted compensation elements for each of our NEOs. These target amounts represent the amount of realizable compensation at target performance and takes into account awards that were granted in prior years.

Name of Executive	2018 Base Salary	Annual Incentive Plan Target (Profit Sharing and Cash Bonus)	Long-Term Incentive Compensation(1)	Total Direct Compensation Target
Patrick D. Quarles	$600,000	$600,000	$706,500	$1,906,500
S. Sami Ahmad	$283,709	$141,855	$170,225	$495,789
Peter M. Loggenberg	$360,570	$216,342	$198,314	$775,226
John R. Townsend	$305,000	$167,750	—	$472,750
Simon Upfill-Brown	$520,200	$520,200	$675,000	$1,715,400
Connie J. Cook	$262,650	$131,325	$157,590	$551,565
Mark D. Williamson	$315,180	$157,590	$173,349	$646,119

(1)
The compensation amount represents the value of the award on the grant date disregarding any estimates for forfeitures of restricted stock units granted to the NEOs (other than Mr. Quarles) in the first quarter of 2018 with half vesting over three years and the remainder upon the achievement of certain performance metrics. The compensation does not correspond to the actual value that will be realized by the NEOs. For Mr. Williamson this amount also includes a restricted stock award granted in the first quarter of 2018. For Mr. Quarles, the compensation amount represents the value of the award on the grant date disregarding any estimates for forfeitures of restricted stock units granted in connection with his appointment as an executive officer in December 2018.

The calculation of total compensation under SEC rules, as shown in the 2018 Summary Compensation Table set forth below, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. To supplement the SEC required disclosure, we have included the additional table below, which shows compensation actually realized by each of our current NEOs as reported on the NEO’s W-2 form for each of the years shown.

2018 Realized Compensation Table

Name of Executive	Year	Realized Compensation(1)
Patrick D. Quarles(2)	2018	$52,575
S. Sami Ahmad(3)	2018	390,422
	2017	284,425
	2016	70,397
Peter M. Loggenberg	2018	513,635
	2017	455,935
	2016	493,589
John R. Townsend(4)	2018	182,686
Simon Upfill-Brown	2018	1,119,825
	2017	757,996
	2016	1,053,091
Connie J. Cook	2018	585,911
	2017	331,186
	2016	421,990
Mark D. Williamson	2018	770,704
	2017	413,080
	2016	579,835
_____________

(1)
Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the 2018 Summary Compensation Table. Realized compensation is not a substitute for total compensation. For a reconciliation of amounts reported as realized compensation and amounts reported as total compensation, see below. For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2018 Summary Compensation Table set forth on page 47.

(2)	Mr. Quarles became an executive officer of the Company in December 2018.

(3)	Mr. Ahmad joined the Company in October 2016.

(4)	Mr. Townsend became an executive office of the Company in June 2018.

The amounts reported in the 2018 Realized Compensation Table reflect income for the years shown as reported on the NEOs’ W-2 forms. The amounts differ substantially from the amount reported as total compensation in the 2018 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2018 Summary Compensation Table. For 2018, realized compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock and Option Awards columns) and (3) the Company’s 401(k) contributions (as reflected in the 2018 All Other Compensation Table above). In addition, realized compensation reflects any bonus actually paid in the year shown, whereas total compensation under SEC rules, reflects any bonus earned for the year shown.
Compensation and Risk

We believe that our performance-based compensation program creates appropriate incentives to increase long-term stockholder value. This program has been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of this program include:

•	limits on annual incentive and long-term performance awards, thereby defining and capping potential payouts;

•	application of an annual incentive metric that aligns employees with the common goal of increasing Adjusted EBITDA;

•	use of a long-term incentive vehicle that vests over a number of years, thereby providing strong incentives for sustained operational and financial performance;

•	Committee discretion to adjust payouts under the annual incentive plan to reflect the core operating performance of the company but prohibits discretion for payouts above stated maximum awards; and

•
annual bonuses to executives are awarded after the Company and its subsidiaries’ Adjusted EBITDA for the fiscal year are determined which means that the annual bonus is delayed and at risk to the executives based on the actual net operating performance of the Company and its subsidiaries.

Other Compensation Policies

Hedging, Pledging and Similar Transactions by Executive Officers and Directors

Our Policy on Insider Trading prohibits the purchase by our directors or executive officers of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director or executive officer. Our Policy on Insider Trading also prohibits placing any Company stock in margin accounts or pledging of any Company stock as security by our directors or executive officers.

Stock Ownership Guidelines for Named Executive Officers and Directors

The Board believes that it is important to align the interests of our Named Executive Officers and non-management directors with the interests of stockholder and, therefore, have established expectations with respect to ownership of the Company’s Common Stock.

NEOs are expected to own an amount of Common Stock equal to a minimum of two times their annual cash compensation (except with respect to the CEO, who is expected to own an amount of Common Stock equal to a minimum of four times his or her annual cash compensation). For executive officers that were NEOs at the time the guidelines were adopted, such executive officers are expected to meet the ownership guidelines on or before November 17, 2022. New NEOs are expected to meet the ownership guidelines within five years of being appointed a NEO.

Non-management directors are expected to own an amount of Common Stock equal to a minimum of three times their annual cash compensation for Board service. For non-management directors that were members of the Board at the time the guidelines were adopted, such directors are expected to meet the ownership guidelines within a three-year period that began May 16, 2017. New non-employee directors are expected to meet the ownership guidelines within three years of being elected to the Board.

During the above described transition periods, such executive officers and directors are expected to make reasonable progress, as determined by the Compensation Committee, toward their ownership targets. As of December 31, 2018, it was determined that all of our NEOs and non-management directors subject to the guidelines had reached, or were making reasonable progress toward, their respective ownership targets.
Report of the Compensation Committee

Management has prepared the Compensation Discussion and Analysis of the compensation program for NEOs (beginning on page 33). The Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2018 with management and our compensation consultant. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement. This report is provided by the following independent directors who comprised the Committee at the time of the review of the Compensation Discussion and Analysis:

Gary K. Adams (Chair)
    Pamela R. Butcher
Joseph P. Palm
Karen A. Twitchell
EXECUTIVE COMPENSATION TABLES
2018 Summary Compensation Table

The following table sets forth information regarding 2018 compensation for each NEO. 2017 and 2016 compensation is presented for executives who were also NEOs in such years. This table should be read in conjunction with the explanations provided above. It sets forth summary compensation information for the Company’s (1) President and Chief Executive Officer, (2) Chief Financial Officer and Treasurer, (3) the Company’s other two executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company as of December 31, 2018, (4) the Company’s former President, Chief Executive Officer and Chief Operating Officer and (5) and two other individuals who would have been among our three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer), except for the fact that such individuals were not serving as an executive officer as of December 31, 2018.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Award(s) ($)(1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)(2)	Total ($)
Patrick D. Quarles President and Chief Executive Officer	2018	46,154	706,500	—	6,422	759,076
S. Sami Ahmad Chief Financial Officer and Treasurer	2018	281,856	170,225	—	34,017	486,098
	2017	267,038	160,590	72,241	28,762	528,631
	2016	66,250	—	—	4,147	70,397
Peter M. Loggenberg Chief Sustainability Officer	2018	359,754	198,314	—	38,937	597,005
	2017	352,692	194,425	22,899	39,018	609,034
	2016	350,000	192,500	—	33,090	575,590
John R. Townsend Executive Vice President and Chief Manufacturing Officer	2018	175,962	—	—	8,133	184,095
Simon Upfill-Brown Former President, Chief Executive Officer and Chief Operating Officer	2018	479,008	675,000	—	851,318	2,005,326
	2017	507,692	612,000	275,306	43,318	1,438,316
	2016	492,308	600,000	—	59,973	1,152,281
Connie J. Cook Former Vice President of Accounting and Compliance	2018	115,289	157,590	—	161,710	434,589
	2017	253,846	153,000	68,827	31,448	507,121
	2016	253,365	150,000	—	44,187	447,552
Mark D. Williamson Former Vice President of Sales and Marketing	2018	162,592	173,349	—	318,931	654,872
	2017	304,615	168,300	197,407	54,707	725,029
	2016	298,462	165,000	—	61,454	524,916

(1)
This column represents the dollar amounts for the years shown of the grant date fair value of restricted stock unit awards that were granted in those years, calculated in accordance with SEC rules. For purposes of the time-based restricted stock unit awards granted in 2018, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based restricted stock unit awards granted in 2018, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based restricted stock unit awards granted in 2018 would have been $85,123, $99,168, $337,503, $78,795 and $86,666 for each of Messrs. Ahmad, Loggenberg, Upfill-Brown, Ms. Cook, and Mr. Williamson, respectively. For purposes of the time-based restricted stock unit awards granted in 2017, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based restricted stock unit awards granted in 2017, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based restricted stock unit awards granted in 2017 would have been $306,000, $80,295, $76,500, $84,150, and $97,213 for each of Messrs. Upfill-Brown, Ahmad, Ms. Cook, and Messrs. Williamson and Loggenberg, respectively. Amounts for 2016 reflect the Company’s fiscal year accounting expense. Amounts for all years do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions used in calculating the amounts in this column, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15– Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	See the 2018 All Other Compensation Table below for additional information.
2018 All Other Compensation Table

We provided our NEOs with additional benefits, reflected in the table below for 2018, that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each NEO’s total compensation.

Name of Executive	Company 401(k) Contributions	Profit Sharing Award	Safety Award	Personal Use of Company Car	Housing Allowance	Health Club Dues	Tuition	Consulting Fees	Life Insurance Premiums	Retirement/Severance Payments	Total
Patrick D. Quarles	—	—	$1,422	—	$5,000	—	—	—	—	—	$6,422
S. Sami Ahmad	$16,968	$500	$1,586	$12,771	—	$240	—	—	$1,952	—	$34,017
Peter M. Loggenberg	$21,649	—	$1,586	$13,750	—	—	—	—	$1,952	—	$38,937
John R. Townsend	$1,408	—	$1,448	$3,418	—	—	—	—	$1,859	—	$8,133
Simon Upfill-Brown	$22,615	$500	$264	$38,853	—	—	$4,195	—	$4,891	$780,000	$851,318
Connie J. Cook	$6,972	$500	—	$4,519	—	—	—	$30,000	$869	$118,850	$161,710
Mark D. Williamson	$9,877	$1,500	$859	$51,635	—	—	—	—	$5,060	$250,000	$318,931

Grants of Plan-Based Award

The following table presents information concerning plan-based awards granted to each NEO during 2018 under the Stock and Incentive Plan. The table also provides the range of bonus awards that could become payable pursuant to the Annual Cash Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards:
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Patrick D. Quarles	12/03/18	12/03/18				—	—	—
			300,000	600,000	1,200,000
S. Sami Ahmad	02/20/18	02/16/18				3,503	7,006	14,012
			70,927	141,855	283,709
Peter M. Loggenberg	02/20/18	02/16/18				4,081	8,162	16,324
			108,171	216,342	432,684
John R. Townsend	—	—				—	—	—	—	—
			83,875	167,750	335,500
Simon Upfill-Brown	02/20/18	02/16/18				—	—	—
			260,100	520,200	1,040,400
Connie J. Cook	02/20/18	02/16/18				—	—	—
			65,663	131,325	262,650
Mark D. Williamson	02/20/18	02/16/18				—	—	—
			78,795	157,590	315,180

(1)
Represents the threshold, target and maximum amount of awards that could have been paid pursuant to the Annual Cash Incentive Plan for the 2018 year. No payouts were awarded under this plan for 2018. This amount would have been paid in the first quarter of 2019.

(2)
Represents the threshold, target and maximum number of shares that could be subject to the performance-based restricted stock unit awards granted in 2018. Fifty percent of the performance awards will be calculated based upon ROIC, and the remaining fifty percent will be based on EPS Growth. The actual number of shares that may become vested will be determined as of December 31, 2021, the end of the performance period.

(3)	Represents time-based restricted stock awards, granted at a closing price on December 3, 2018 of $9.42 per share.

(4)	Represents time-based restricted stock awards, granted at a closing price on February 20, 2018 of $12.15 per share.

(5)	Represents the aggregate grant date fair value of the time-based awards granted on December 3, 2018.

(6)	Represents the aggregate grant date fair value of both the time-based and performance-based awards granted on February 20, 2018.

For additional discussion regarding our 2018 Summary Compensation Table and grants of plan-based awards, see “2018 Target Compensation” on page 43.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning outstanding equity awards held by the NEOs. This table includes unexercised (both vested and unvested) option and restricted stock unit awards that were not satisfied as of December 31, 2018. Each equity grant is shown separately for each NEO.

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patrick D. Quarles
2018 RSU	—	—	—	—	75,000	585,000	—	—
S. Sami Ahmad
2017 RSU (Time-Based)	—	—	—	—	4,695	36,621	—	—
2017 RSU (ROIC)	—	—	—	—	—	—	3,522	27,472
2017 RSU (EPS Growth)	—	—	—	—	—	—	3,522	27,472
2018 RSU (Time-Based	—	—	—	—	7,017	54,733	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	3,503	27,323
2018 RSU (EPS Growth)	—	—	—	—	—	—	3,503	27,323
Peter M. Loggenberg
2015 RSU	—	—	—	—	3,299	25,732	—	—
2016 RSU (Time-Based)	—	—	—	—	3,417	26,653	—	—
2016 RSU (ROIC)	—	—	—	—	—	—	5,125	39,975
2016 RSU (EPS Growth)	—	—	—	—	—	—	5,125	39,975
2017 RSU (Time-Based)	—	—	—	—	5,685	44,343	—	—
2017 RSU (ROIC)	—	—	—	—	—	—	4,264	33,259
2017 RSU (EPS Growth)	—	—	—	—	—	—	4,264	33,259
2018 RSU (Time-Based	—	—	—	—	8,282	64,600	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	4,081	31,832
2018 RSU (EPS Growth)	—	—	—	—	—	—	4,081	31,832
John R. Townsend
2011 Option	20,000	—	4.09	05/01/21	—	—	—	—
Simon Upfill-Brown
2013 Option	85,000	—	7.71	05/28/23	—	—	—	—
2014 Option	120,000	—	12.26	02/20/24	—	—	—	—
2015 RSU	—	—	—	—	11,567	90,227	—	—
2016 RSU (Time-Based)	—	—	—	—	10,650	83,070	—	—
2016 RSU (ROIC)	—	—	—	—	—	—	15,974	124,597
2016 RSU (EPS Growth)	—	—	—	—	—	—	15,974	124,597
2017 RSU (Time-Based)	—	—	—	—	8,947	69,787	—	—
2018 RSU (Time-Based	—	—	—	—	9,259	72,220	—	—
Connie J. Cook
2011 Option	58,650	—	4.86	01/11/21	—	—	—	—
2014 Option	47,000	—	12.26	02/20/24	—	—	—	—
2015 RSU	—	—	—	—	2,121	16,544	—	—
2016 RSU (Time-Based)	—	—	—	—	2,662	20,764	—	—
2016 RSU (ROIC)	—	—	—	—	—	—	3,994	31,153
2016 RSU (EPS Growth)	—	—	—	—	—	—	3,994	31,153
2017 RSU (Time-Based)	—	—	—	—	2,237	17,449	—	—
2018 RSU (Time-Based	—	—	—	—	2,162	16,864	—	—
Mark D. Williamson
2014 Option	65,000	—	12.26	02/20/24	—	—	—	—
2015 RSU	—	—	—	—	2,733	21,317	—	—
2016 RSU (Time-Based)	—	—	—	—	2,929	22,846	—	—
2016 RSU (ROIC)	—	—	—	—	—	—	4,392	34,258
2016 RSU (EPS Growth)	—	—	—	—	—	—	4,393	34,265
2017 RSU (Time-Based)	—	—	—	—	2,461	19,196	—	—
2018 RSU (Time-Based	—	—	—	—	2,378	18,548	—	—

(1)
The 2011 option award granted on January 12, 2011 to Ms. Cook vested as follows: 25% on January 11, 2012; 2013; 2014; and 2015, respectively. The 2011 option award granted on May 2, 2011 to Mr. Townsend vested as follows: 20% on May 1, 2012; 2013; 2014; 2015; and 2016, respectively. The 2013 option award was granted to Mr. Upfill-Brown on May 29, 2013 and vested as follows: 25% on May 28, 2014; 2015, 2016 and 2017, respectively. The 2014 option awards were granted on February 21, 2014 and vested as follows: 25% on February 21, 2015; 2016; 2017 and 2018, respectively.

(2)
The 2015 restricted stock unit awards were granted on February 10, 2015 and include the following awards: 29,479 shares to Mr. Upfill-Brown, 8,482 shares to Ms. Cook, 10,932 shares to Mr. Williamson, and 13,194 shares to Mr. Loggenberg and vested as follows: 25% on February 9, 2016; 2017; 2018 and 2019, respectively. The 2016 time-based restricted stock unit awards were granted on March 1, 2016 and vest as follows: one third on February 28, 2017; 2018; and 2019, respectively. The 2017 time-based restricted stock unit awards were granted on June 16, 2017, and vest as follows: one third on June 16, 2018; 2019; and 2020, respectively.

(3)
The market value of stock reported is calculated by multiplying the number of shares by the closing market price on December 31, 2018, the last day of trading on the NYSE for the 2018 fiscal year, which was $7.80 per share.

(4)
The 2016 ROIC restricted stock unit awards and 2016 EPS Growth restricted stock unit awards were granted on March 1, 2016 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

(5)
The 2017 ROIC restricted stock unit awards and 2017 EPS Growth restricted stock unit awards were granted on June 16, 2017 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

(6)
The 2018 ROIC restricted stock unit awards and 2018 EPS Growth restricted stock unit awards were granted on February 20, 2018 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

2018 Option Exercises and Stock Vested

The following table presents information concerning NEO option awards that were exercised and stock awards that vested during the fiscal year ended December 31, 2018.

	Option awards		Stock awards
Name of Executive	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Patrick D. Quarles	—	—	—	—
S. Sami Ahmad	—	—	2,348	19,277
Peter M. Loggenberg	—	—	9,559	113,693
John R. Townsend	—	—	—	—
Simon Upfill-Brown	—	—	26,967	316,808
Connie J. Cook	58,650	577,116	7,020	82,846
Mark D. Williamson	—	—	8,123	96,418

(1)
Amounts reflected in this column are based on the difference between the closing price of the Company’s common stock on the date or dates of exercise and the exercise price of the option exercised on such date.

(2)	Amounts reflected in this column are based on the closing price of the Company’s common stock on the date or dates of vesting for each NEO’s restricted stock award.
No Pension Benefits for 2018

Although we do maintain qualified retirement plans for certain employees, none of our current NEOs participate in any plan that provides for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.
Potential Payments upon Termination or Change in Control

Employment Arrangements

We have not entered into employment agreements with any of our executives, other than Mr. Quarles and Mr. Loggenberg. All other executives serve at the discretion of the Board with no fixed term of employment.

If Mr. Quarles employment is terminated due to death or disability, he will be entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) reimbursement for any reimbursable business expenses and (iii) such benefits as may be provided under the terms of the Company’s benefits plans. If Mr. Quarles’ employment is terminated by the Company without “cause” or by Mr. Quarles for “good reason,” other than in the context of a “corporate change,” he will also be entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) reimbursement for any reimbursable business expenses, (iii) such benefits as may be provided under the terms of the Company’s benefits plans, (iv) a lump sum payment in an amount equal to twelve months of his then base salary and (v) Mr. Quarles’ annual cash incentive for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance, and all restricted stock units granted in connection with his appointment and all other unvested time-based restricted stock units shall become fully vested. In the event Mr. Quarles’ employment is terminated by the Company without “cause” or by Mr. Quarles for “good reason” within eighteen months following a “corporate change,” he will receive the benefits listed in (i), (ii), (iii) and (v) of the preceding sentence and a lump sum payment in an amount equal to twenty-four months of his then base salary, and all outstanding and unvested equity awards shall immediately vest.

Mr. Loggenberg’s employment contract may be terminated for or without “good cause.” Under his severance agreement, upon a dismissal or termination of employment other than for good cause, the Company will pay a cash severance to Mr. Loggenberg in an amount equal to one-year of his then annual base salary (excluding bonuses, grants of stock and/or stock options, profit sharing, benefits, and perquisites). The cash severance shall be payable in six equal monthly installments. As used in Mr. Loggenberg’s employment contract, “good cause” means his commission of a crime involving moral turpitude, embezzling any funds or property of the Company or commission of any other dishonest act towards the Company, or the Company’s determination that he was under the influence of alcohol or illegal drugs during working hours.

Restricted Stock Units

The following table shows how unvested restricted stock units are treated upon a change in control and/or termination of employment (subject to the terms of any separate employment agreement with a Named Executive Officer).

Change in Control	Double trigger vesting for shares issued under the Company’s long-term incentive plan
Death and Disability	Pro rata vesting for restricted stock and performance shares
Involuntary Termination Without Cause	Unvested restricted stock is forfeited and all performance awards expire and terminate
Retirement	Pro rata vesting for restricted stock, as well as pro rata vesting for performance awards based on actual performance, subject to minimum 6-month service requirement after grant

The table below discloses the amount of compensation and/or other benefits due to our continuing NEOs in the event of a change in control or their termination of employment, assuming such change in control or termination of employment occurred on December 31, 2018. These values are considered to be our best estimates of values potentially due to our NEOs, but actual values could not be determined until an actual termination of employment or a change in control event were to occur.

Name of Executive	Change in Control	Termination Without Cause	Termination Due to Death or Disability	Retirement
Patrick D. Quarles
Cash Severance	$1,200,000	$650,000	$ —	$ —
RSU Acceleration(1)	585,000	585,000	—	—
TOTAL	$1,785,000	$1,235,000	$ —	$ —
S. Sami Ahmad
RSU Acceleration(1)	$200,944	$ —	$22,350	$22,350
TOTAL	$200,944	$ —	$22,350	$22,350
Peter M. Loggenberg
Cash Severance	$ —	$323,420	$ —	$ —
RSU Acceleration(1)	371,459	—	49,283	49,283
TOTAL	$371,459	$323,420	$49,283	$49,283
John R. Townsend
RSU Acceleration(1)	$ —	$ —	$ —	$ —
TOTAL	$ —	$ —	$ —	$ —

(1)
Amounts reported in this row were calculated by multiplying the number of restricted shares that would accelerate under the applicable scenario by $7.80, the closing price of the Company’s Common Stock on December 31, 2018.

Separation Agreement with Mr. Upfill-Brown

On December 14, 2018, the Company and Mr. Upfill-Brown entered into a separation and release agreement, pursuant to which Mr. Upfill-Brown received certain payments and benefits, including: (1) an amount equal to eighteen months of his 2018 base salary; (2) ownership of the vehicle previously assigned to him by the Company; (3) payment by the Company of 80% of the premiums charged for COBRA coverage for him and his dependents for a period up to December 31, 2020; and (4) payment for accrued but unused vacation days. In addition, any vested but unexercised options granted to Mr. Upfill-Brown in 2013 were exercisable until March 3, 2019, any vested but unexercised options granted to Mr. Upfill-Brown in 2014 will remain exercisable until 2024 and any unvested restricted stock units that are scheduled to vest in 2019 will vest in accordance with the existing terms of such awards. All other unvested restricted stock units were forfeited.

Retirement Agreement with Ms. Cook

On June 7, 2018, the Company and Ms. Cook entered into a retirement agreement, pursuant to which Ms. Cook received certain payments and benefits, including: (1) continued welfare benefits for her and her spouse from June 8, 2018 until Ms. Cook and her spouse are eligible for Medicare; and (2) a retirement bonus in an amount equal to $1,000.00 for each year Ms. Cook was employed by the Company, plus $50,000, for a total amount of $77,000. Furthermore, stock option awards held by Ms. Cook that vested prior to June 8, 2018 shall remain exercisable through the applicable expiration date and restricted stock unit awards held by Ms. Cook that did not vest as of June 8, 2018 will continue to vest through December 31, 2019, in accordance with the original vesting schedule. Following her retirement, the Company also provided Ms. Cook with services having a value of $41,850.

Separation Agreement with Mr. Williamson

On August 6, 2018, the Company and Mr. Williamson entered into a separation and release agreement, pursuant to which Mr. Williamson received certain payments and benefits, including: (1) a one-time lump sum payment of $250,000; (2) ownership of the vehicle previously assigned to him by the Company; and (3) payment by the Company of the premiums charged for COBRA coverage for him and his immediate family for a period not to exceed 18 months (with this duration agreed to in lieu of cash payment for accrued but unused vacation days), which payments will cease if he earlier obtains health insurance through any subsequent employer.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted —average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	745,830	$10.33	1,284,125
Equity compensation plans not approved by security holders	—	—	—
Total	745,830	$10.33	1,284,125
Pay Ratio Disclosure

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”).

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $94,428, and

•	the annual total compensation of our CEO, as calculated in accordance with the Pay Ratio Rule, was $1,312,922, thereby

•	making our CEO to median employee ratio 14:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that as of December 31, 2018, our employee population consisted of approximately 280 individuals with all of these individuals located in the U.S. This population consisted of our full-time, part-time, and temporary employees.

•
We identified the “median employee” from our employee population by listing all employees based on gross wages received for 2018 and calculating the median. The list for calculating the median excluded the CEO.

•	Since all our employees are located in the U.S., as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
With respect to the annual total compensation of our CEO, because two individuals served non-concurrently as CEO during 2018, in accordance with the Pay Ratio Rule, we have chosen to compare our median employee’s annual total compensation to that of our current CEO, Mr. Quarles, who was serving as CEO on December 31, 2018. Because Mr. Quarles did not serve as the CEO for the entirety of 2018, we annualized his base salary, for purposes of this pay ratio disclosure as if he were the CEO for the full year ending December 31, 2018. The base salary used was annualized at the full year rate of $600,000. Further, for purposes of this pay ratio disclosure, Mr. Quarles’ annual total compensation amount does not include the stock awards he received as a Board member prior to his appointment as CEO, because he would not have been entitled to such amounts as an employee of the Company. No other adjustments were made to the remaining components of Mr. Quarles’ annual total compensation as reported in the 2018 Summary Compensation Table included elsewhere in this proxy statement. As a result of these annualizing adjustments, for purposes of the Pay Ratio Rule, Mr. Quarles’ annual total compensation was $1,312,922 for 2018, which differs from the amount of $759,076 reported for Mr. Quarles in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement.

OTHER BUSINESS

As of the date of this proxy statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting; the persons named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors
Christopher A. Groves
Corporate Secretary

Trecora Resources

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS:

	For	Against	Abstain
01 - GARY K. ADAMS	☐	☐	☐
02 - PAMELA R. BUTCHER	☐	☐	☐
03 - NICHOLAS N. CARTER	☐	☐	☐
04 - ADAM C. PEAKES	☐	☐	☐
05 - PATRICK D. QUARLES	☐	☐	☐
06 - JANET S. ROEMER	☐	☐	☐
07 - KAREN A. TWITCHELL	☐	☐	☐

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031C2E

Meeting Date: May 15, 2019
at 10:00 a.m. CDT

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Proxy — Trecora Resources

TRECORA RESOURCES ANNUAL MEETING TO BE HELD ON 5/15/19 AT 10:00 A.M. C.D.T. FOR HOLDERS AS OF 3/28/19

Sami Ahmad or Chris Groves, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trecora Resources to be held on May 15, 2019, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

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Trecora Resources

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1. ELECTION OF DIRECTORS:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - GARY K. ADAMS	☐	☐	☐	02 - PAMELA R. BUTCHER	☐	☐	☐	03 - NICHOLAS N. CARTER	☐	☐	☐
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031C1E

Meeting Date: May 15, 2019
at 10:00 a.m. CDT

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Proxy — Trecora Resources

TRECORA RESOURCES ANNUAL MEETING TO BE HELD ON 5/15/19 AT 10:00 A.M. C.D.T. FOR HOLDERS AS OF 3/28/19

Sami Ahmad or Chris Groves, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trecora Resources to be held on May 15, 2019, or at any postponement or adjournment thereof.

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